UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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REPUBLIC PROPERTY TRUST
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REPUBLIC PROPERTY TRUST
1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C. 20024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 14, 2006
9:00 a.m. Eastern Daylight Time

Dear Shareholder:

You are cordially invited to attend our 2006 annual meeting of shareholders to be held on Wednesday, June 14, 2006, at 9:00 a.m., Eastern Daylight Time, at

Mandarin Oriental Hotel
1330 Maryland Avenue, S.W.
Washington, D.C. 20024

for the following purposes:

1. To elect seven trustees to serve one-year terms expiring in 2007;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only shareholders of record at the close of business on April 18, 2006 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Trustees

Name: Gary R. Siegel

Title:	Secretary

Washington, D.C.
April 28, 2006

i

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REPUBLIC PROPERTY TRUST
1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C. 20024

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

You are receiving this proxy statement and the accompanying proxy card because you own common shares of Republic Property Trust. This proxy statement contains information related to the solicitation of proxies for use at our 2006 annual meeting of shareholders, to be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 14, 2006 at the Mandarin Oriental Hotel, 1330 Maryland Avenue, S.W., Washington, D.C. 20024, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Republic Property Trust on behalf of our Board of Trustees. As used in this proxy statement, the terms “we,” “our,” “us” and the “company” refer to Republic Property Trust. This proxy statement, the enclosed proxy card and our 2005 annual report to shareholders are first being mailed to shareholders beginning on or about April 28, 2006.

What information is presented in this proxy statement?

The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of shareholders, the voting process, our Board of Trustees and Board committees, the compensation of our trustees and executive officers for the fiscal year ending December 31, 2005, and other required information. We completed our initial public offering, or IPO, on December 20, 2005; therefore, any information regarding the period prior to December 20, 2005 refers to RKB Washington Property Fund I L.P., or our Predecessor.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares of beneficial interest, or common shares, at the close of business on April 18, 2006, the record date for the annual meeting of shareholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

When you vote by using the internet, by telephone or by signing and returning the proxy card, you appoint Mark R. Keller and Gary R. Siegel as your representatives to vote your common shares at the annual meeting. Messrs. Keller and Siegel, or either of them, will vote your shares as you instruct on your proxy card. Accordingly, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by using the internet, by telephone or by signing and returning your proxy card in advance.

Who can attend the annual meeting?

If you are a holder of our common shares at the close of business on April 18, 2006, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your shares are held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your share ownership as of the record date.

Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

If you hold your shares directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card or by attending the meeting and voting in person.

If your shares are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

In the election of trustees, you may either vote “FOR” all the nominees or to “WITHHOLD” your vote with respect to one or more of the nominees. Regarding the ratification of our independent registered public accounting firm, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you withhold your vote with respect to any trustee nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the ratification of our independent registered public accounting firm, your shares will be counted as present for purposes of establishing a quorum, but will have no effect on the ratification.

Will my shares be voted if I do not provide my proxy and I do not attend the annual meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The election of trustees and the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006 are considered routine matters.

May I change my vote after I return my proxy card?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (a) submitting a later-dated proxy, in person at the annual meeting or by mail, or (b) delivering instructions to our Secretary at our executive offices located at 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on April 18, 2006 will constitute a quorum, permitting the shareholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of April 18, 2006, there were 26,044,117 common shares outstanding.

How many votes are needed to approve each of the proposals?

Trustees are elected by a plurality of the votes cast; therefore, the seven nominees for election to the Board who receive the most votes will be elected. Ratification of our independent registered public accounting firm will require an affirmative vote of a majority of the votes cast on the proposal.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Trustees. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each shareholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling 1-800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 1280 Maryland Avenue, S.W., Washington, D.C. 20024, attention: Investor Relations (telephone number: 202-863-0300).

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 1280 Maryland Avenue, S.W., Washington, D.C. 20024, by contacting the Secretary.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF TRUSTEES AND CORPORATE GOVERNANCE

Proposal 1: Election of Trustees for a One-Year Term Expiring at the 2007 Annual Meeting of Shareholders

Our Board of Trustees, or the Board, is currently comprised of seven trustees, each with terms expiring at the 2006 annual meeting. Our Corporate Governance and Nominating Committee has recommended to our Board the nominees set forth below, all of whom are currently serving as trustees of the company, for re-election to serve as trustees for one-year terms until the 2007 annual meeting and until their successors are duly elected and qualified. Following the Corporate Governance and Nominating Committee’s recommendation, our Board has nominated those persons set forth below. Based on its review of the relationships between the trustee nominees and the company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, four of the seven trustees serving on the Board, John S. Chalsty, Ronald J. Kramer, Gregory H. Leisch and Ronald D. Paul, will be “independent” trustees under the listing requirements of the New York Stock Exchange, or the NYSE.

The Board knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

Vote Required

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a trustee. Accordingly, the seven individuals with the highest number of affirmative votes will be elected as trustees. Cumulative voting in the election of trustees is not permitted. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Trustee Biographies

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustee nominees. The age and other information of each nominee are as of April 28, 2006.

Name	Age	Current Position with Republic Property Trust

Richard L. Kramer	57	Chairman of the Board of Trustees
Steven A. Grigg	57	Vice Chairman of the Board of Trustees and President, Chief Development Officer
Mark R. Keller	54	Trustee and Chief Executive Officer
John S. Chalsty	72	Trustee
Ronald J. Kramer	47	Trustee
Gregory H. Leisch	59	Trustee
Ronald D. Paul	50	Trustee

Richard L. Kramer, a founder of our company, has served as our Chairman of the Board since our inception in July 2005. Since 1987, Mr. Kramer has been the principal owner and the Chairman of Republic Properties Corporation (f/k/a Western Urban Development Corporation), a real estate development, redevelopment and management company operated by him and Mr. Grigg. Mr. Kramer has over 30 years of experience in the acquisition, development and management of over $4 billion in real estate projects throughout the country and the strategic management and ownership of various private investment companies. Mr. Kramer has been involved in the development or re-development of a wide range of commercial properties in the Washington, D.C. metropolitan area with an aggregate market value in excess of $1 billion. Representative developments include, (i) Georgetown Park, an historic Victorian shopping mall with 128 residential units; (ii) Washington Harbour, a 441,000 square foot mixed-use development including office space, retail shops and restaurants, and 36 luxury condominiums located on the Potomac River in Georgetown; (iii) the United States Postal Service General Mail Facility, a 660,000 square foot postal facility located in Washington, D.C.; (iv) Market Square, a 686,000 square foot office and retail space mixed-use development that includes 220 condominium residences in Washington, D.C.; (iv) The Portals, which upon completion will contain over 2.5 million square feet of Class A office space and 100,000 square feet of retail and restaurant space; and (v) Republic Square, which upon completion will contain 587,000 square feet of Class A office space in a two-building complex; among many other projects around the United States. From 1973 to 1994, Mr. Kramer was co-owner, Executive Vice President and Vice Chairman of Western Development Corporation, or WDC, a real estate development company. WDC was the developer of several specialty shopping center projects with an aggregate market value in excess of $1 billion, including Potomac Mills in Northern Virginia; Franklin Mills in Philadelphia, Pennsylvania; Sawgrass Mills in Fort Lauderdale, Florida; and Gurnee Mills in Chicago, Illinois. Mr. Kramer was the Managing Co-General Partner with respect to these projects, which aggregated over 7 million square feet of development. Mr. Kramer’s professional affiliations have included being a member of the New York Administrative Committee for Fleet Bank (Bank of America), Director in Young Audiences of America, Council Member of the Woodrow Wilson International Center for Scholars and the Board of The Institute of Classical Architecture, among many other charitable, civic, cultural and social organizations.

Steven A. Grigg, a founder of our company, has served as our President and Chief Development Officer and as Vice Chairman of our Board since our inception in July 2005. Since 1987, he served as the Chief Executive Officer and President of Republic Properties Corporation. Since 1972, Mr. Grigg has been involved in the planning, construction, and development of a wide range of commercial properties, including the United States Postal Service General Mail Facility, Washington Harbour, The Portals and Republic Square, all commercial properties located in the Washington, D.C. metropolitan area. Mr. Grigg holds Bachelor’s and Master’s degrees in Architecture from the University of Illinois. He is a licensed and registered architect in the District of Columbia, Maryland, Virginia, Florida, New York and Minnesota. Mr. Grigg is a past President of the District of Columbia Building Industry Association and a former Chairman of the Washington Metropolitan Builders’ Council.

Mark R. Keller, a founder of our company, has served as our Chief Executive Officer and as one of our trustees since our inception in July 2005. From September 2000 through the closing of our IPO, he was a Managing Director of Republic Properties Corporation. Since 1975, Mr. Keller has been involved in the investment, finance, development, leasing and management of major commercial real estate throughout the United States. Mr. Keller has been involved in the financing or acquisition of over $2.5 billion in commercial property. Mr. Keller holds a Master of Science degree in Real Estate and Urban Development from American University and a Bachelor of Science degree from George Mason University, where he majored in Business and Finance, and has also completed coursework through the American Institute of Real Estate Appraisal. Mr. Keller holds Real Estate Broker Licenses in Virginia and the District of Columbia, where he has received numerous awards as a top real estate producer. Mr. Keller is an honorary Life Member of the Greater Washington Realtors Association.

John S. Chalsty has served on our Board since the completion of our IPO in December 2005. He has served as Chairman of Muirfield Capital Management since 2002. Mr. Chalsty was formerly the Chairman of the Board and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc., where he had served in various positions since 1969. Prior to joining Donaldson, Lufkin & Jenrette, Inc., Mr. Chalsty worked for Standard Oil of New Jersey (Exxon) for 12 years in the United States and Europe, in various capacities including Assistant General Manager of the company’s worldwide supply and transportation operations. Mr. Chalsty is a member of the Board of Directors of Occidental Petroleum Corporation and Metromedia International Group, Inc. Mr. Chalsty served as Vice Chairman of The New York Stock Exchange from 1990 to 1994 and as a Director of The New York Stock Exchange from 1988 to 1994. He is a member and past President and Director of the

New York Society of Security Analysts and a member and past Director of the Financial Analysts Federation. He currently serves as Chairman of The Teagle Foundation, Chairman of New York City’s Economic Development Corporation, a member of the Board of Directors and President of Lincoln Center Theater, Vice Chairman of the Business Committee of the Metropolitan Museum of Art and a member of the Board of Trustees of Columbia University. Mr. Chalsty holds a BSc in Chemistry and Physics, a BSc with Honors in Chemistry and a MSc from the University of Witwatersrand in Johannesburg, South Africa, as well as a Master of Business Administration (High Distinction) from Harvard Business School, where he was also a Baker Scholar.

Ronald J. Kramer was appointed to our Board on January 13, 2006. Since 2002, Mr. Kramer has served as President and as a Director of Wynn Resorts, Limited, a publicly-traded casino resort developer. From 1999 until 2001, Mr. Kramer was a Managing Director of Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor, Wasserstein Perella & Co. Mr. Kramer is also a member of the Boards of Directors of Monster Worldwide, Inc., an internet recruitment company, and Griffon Corporation, a manufacturing company. Mr. Kramer holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from New York University.

Gregory H. Leisch has served on our Board since the completion of our IPO in December 2005. Since 1980, he has served as Chief Executive of Delta Associates, a Washington, D.C.-based real estate appraisal and consulting company that he founded. Mr. Leisch has been active in the real estate business since 1970 as a consultant and advisor. Prior to founding Delta Associates, Mr. Leisch was Senior Vice President of Gladstone Associates, which merged with and into GA/Partners/Arthur Andersen, where he started the firm’s appraisal practice. He also serves as a university lecturer on matters of urban planning and development economics and has published books and articles on real estate development issues and environmental impairment. Mr. Leisch is a member of the Urban Land Institute, the National Council of Real Estate Investment Fiduciaries and the Research Committee of the Real Estate Round Table. Mr. Leisch holds a Bachelor of Arts and a Master of Science in Urban Planning from the University of Wisconsin. In 1990, he was designated a Counselor of Real Estate (CRE) by the American Society of Real Estate Counselors.

Ronald D. Paul has served on our Board since December 14, 2005. He has served as Vice Chairman of the Board of Directors, President and Treasurer of Eagle Bancorp, Inc., a publicly-traded company, and as Chairman of the Board of Directors of its subsidiary, EagleBank, since the organization of Eagle Bancorp, Inc. in 1997. Mr. Paul is the President of Ronald D. Paul Companies and of RDP Management, Inc., both of which are engaged in the business of real estate development and management activities. Mr. Paul is also Chairman of Bethesda Investments, Inc., a private venture capital fund. He was a director of Allegiance Bancorp from 1990 until 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M in 1996, including serving as Vice Chairman of the Board of Directors from 1995 until 1996. Mr. Paul is active in charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997 and as its Chairman from 2002 until 2003. He is also on the Board of Trustees of the University of Maryland. Mr. Paul holds a Bachelor of Science degree (with an emphasis in accounting) from the University of Maryland.

Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains

•	Corporate Governance Guidelines;

•	A Code of Business Conduct and Ethics;

•	A Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•	A Charter of the Audit Committee;

•	A Charter of the Compensation Committee; and

•	A Charter of the Corporate Governance and Nominating Committee.

From time to time, we may revise the abovementioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. Please visit our website at www.rpbtrust.com to view or obtain a copy of the current version of any of these documents. We will provide any of the abovementioned documents, free of charge, to any shareholder who sends a written request to:

Republic Property Trust
Attn: Investor Relations
1280 Maryland Avenue, S.W., Suite 280,
Washington, D.C. 20024.

Trustee Independence

Our Corporate Governance Guidelines and the NYSE listing standards require us to have (i) a majority of independent Board members and (ii) a Nominating and Corporate Governance Committee, Compensation Committee and an Audit Committee, each committee comprised solely of independent trustees. For a trustee to qualify as independent, (i) the Board must affirmatively determine that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company), and (ii) the trustee cannot fall within one of the following bright-line categories that would disqualify the trustee as independent under the NYSE listing standards:

•	a trustee who is an employee, or whose immediate family member is an executive officer, of ours unless such employment relationship occurred more than three years ago;

•	a trustee who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	a trustee who is, or whose immediate family member is, a current partner of a firm that is our internal or external auditor;

•	a trustee who is a current employee of a firm that is our internal or external auditor;

•	a trustee who has an immediate family member who is a current employee of a firm that is our internal or external auditor and who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

•	a trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our current executive officers at the same time serve or served on the other company’s compensation committee unless such service or employment relationship occurred more than three years ago; and

•	a trustee who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

To adequately assess and ensure that (i) at least a majority of our trustees qualify as independent and (ii) each of the Board committees is comprised of solely independent trustees, the Board undertakes an annual review of the independence of all trustees. In determining independence, our Board considers all facts and circumstances. In assessing the materiality of a trustee’s relationship with our company, the Board considers the issues from the trustee’s standpoint and from the perspective of the persons or organization with which the trustee has an affiliation. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Our Board has evaluated the status of each trustee and has affirmatively determined, after considering the relevant facts and circumstances, that each of Messrs. Chalsty, Leisch, Paul and Mr. Ronald J. Kramer is independent, as defined in the NYSE’s listing standards, and that none of these trustees have a material relationship with us.

Executive Sessions of Non-Management Trustees

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled board meeting to sessions of non-management trustees without management participation. Our non-management trustees are Messrs. Chalsty, Leisch, Paul, Richard L. Kramer and Ronald J. Kramer. Our Corporate Governance Guidelines further provide that since the group of non-management trustees includes one trustee who is not independent, as defined in the NYSE listing standards (i.e., Richard L. Kramer), at least one such session of non-management trustees including only our independent trustees will be convened per year. The non-management trustees preside over these sessions on a rotating basis.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by contacting the non-management trustees by sending written correspondence to the “Non-Management Trustees” c/o Secretary of Republic Property Trust, 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024. The Secretary will forward all such correspondence to the non-management trustee then presiding over the executive sessions of the non-management trustees. The applicable non-management trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Board Meetings and Trustee Attendance

We completed our IPO on December 20, 2005. Our Board did not meet from December 20 through December 31, 2005, nor did we hold an annual meeting of shareholders during 2005. Pursuant to our Corporate Governance Guidelines:

•	There will be at least four regularly scheduled Board meetings in each calendar year;

•	Trustees are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve; and

•	All of our trustees are encouraged to attend our annual meetings of shareholders.

Criteria for Board Membership

In addition to the NYSE listing standard’s qualifications, the Board has adopted the Corporate Governance and Nominating Committee’s Policy Regarding Qualification and Nomination of Trustee Candidates to be used for considering potential trustee candidates to continue to ensure that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board; however, at a minimum, candidates for trustee must possess

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries; and

•	a reputation, both personal and professional, consistent with the image and reputation of the company.

The Board also recognizes that it is important that each trustee have the requisite time to devote to the oversight of our business. Accordingly, trustees should not serve on more than four other public company boards, and members of our Audit Committee should not serve on more than two other public company audit committees. Additionally, unless approved by a majority of the disinterested trustees, no trustee can serve as a director or employee of, or personally provide consulting, legal, advisory or other services directly to, any of our competitors.

In addition to the aforementioned qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be considered when recommending a particular person. These factors include:

•	whether the person possesses specific real estate expertise and familiarity with general issues affecting our business;

•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•	whether the person would qualify as an “independent” trustee under the NYSE listing standards and our Corporate Governance Guidelines;

•	the importance of continuity of the existing composition of the Board; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified trustee candidates; however, to date we have not employed a search firm, or paid a fee to any other third party, to locate any of our qualified trustee nominees.

As part of the identification process, the Corporate Governance and Nominating Committee considers the number of expected trustee vacancies and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once a trustee candidate has been identified, the Corporate Governance and Nominating Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below under “Board of Trustees and Corporate Governance — Corporate Governance Information — Shareholder Recommendations of Trustee Nominees”.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board will then select the Board’s trustee nominees for shareholders to consider and vote upon at the shareholders’ meeting.

Shareholder Recommendations of Trustee Nominees

For nominations for election to the Board or other business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for trustees must be received no more than 120 days and no less than 90 days before the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, to be timely filed, the shareholder notice must be delivered no earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and no later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. The shareholder’s notice must set forth:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a trustee (1) the name, age, business address and residence address of such person, (2) the class and number of shares of beneficial interest of Republic Property Trust that are beneficially owned or owned of record by such person and (3) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected);

•	as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (2) the class and number of shares of each class of beneficial interest of Republic Property Trust that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our trustees and all our employees, and a Code of Ethics for Principal Executive Officer and Senior Financial Officers. These codes are intended to:

•	guide all our employees, officers and trustees on areas of ethical and legal risk;

•	help our employees, officers and trustees recognize and deal with ethical and legal issues;

•	provide mechanisms to report unethical conduct; and

•	foster a culture of honesty and accountability.

These codes of ethics cover all areas of professional conduct, including discrimination and harassment, insider trading, conflicts of interest, the protection of confidential information, unfair or unethical use of corporate opportunities, political contributions, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

If we waive or amend any provision of either of these codes of ethics for any of our trustees, principal executive officer, principal financial officer or principal accounting officer, we will disclose such waiver or amendment on our website promptly following the date of such amendment or waiver.

In addition to these codes of ethics, our Audit Committee monitors a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the Audit Committee chair will

•	either call a meeting of the Audit Committee or add the complaint to the agenda for discussion at the next regularly scheduled Audit Committee meeting, depending upon the apparent urgency of the matter;

•	review the complaint to determine whether the complaint raises a material concern;

•	investigate or have a designee investigate each concern or complaint; and

•	review the results of the investigation and communicate the findings and recommendations to the full Board.

Conflicts between REIT Management and General Partner of Operating Partnership

Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, on the other. Our trustees and officers have duties to us and our shareholders under applicable Maryland law in connection with their oversight of the management of our company. At the same time, we have fiduciary duties, as a general partner, to our Operating Partnership and to the limited partners under Delaware law in connection with the management of our Operating Partnership. Our duties, as a general partner to our Operating Partnership and its partners, may come into conflict with the duties of our trustees and officers to our company and our shareholders. The Operating Partnership’s partnership agreement provides that, in the event of a conflict of interest between our shareholders and the limited partners of our Operating Partnership, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners or our Operating Partnership, and, if we, in our sole discretion as general partner of the Operating Partnership, determine that a conflict cannot be resolved in a manner not adverse to either our shareholders or the limited partners or our Operating Partnership, the conflict will be resolved in favor of our shareholders.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” as discussed under “Board of Trustees and Corporate Governance — Corporate Governance Information — Trustee Independence”. As we completed our IPO on December 20, 2005, none of our Board committees met during 2005.

The table below provides membership information for each of the Board committees as of April 28, 2006:

Audit Committee

The principal purpose of the Audit Committee is to:

•	serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the creation and performance, generally, of our internal audit function;

•	oversee the compliance of our internal audit function;

•	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who will report directly to the audit committee;

•	provide an open means of communication among our independent registered public accounting firm, accountants, financial and senior management, our internal auditor, our corporate compliance officer and our Board;

•	resolve any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•	pre-approve all audit, audit-related, tax and other services conducted by our independent accountants; and

•	prepare the audit committee report for inclusion in our proxy statement for our annual meeting.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they have encountered in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of our internal control over financial reporting with management and our independent registered public accounting firm.

Our Audit Committee’s written charter, a copy of which is attached to this proxy as Exhibit A, requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and applicable rules and regulations of the Securities and Exchange Commission, or the SEC, as in effect from time to time. The Board has determined that all of the members of the Audit Committee meet the foregoing requirements, and that Ronald D. Paul, the chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•	determine the compensation of our executive officers;

•	review our executive compensation policies and plans;

•	administer and implement our equity incentive plan;

•	determine the number of shares underlying, and the terms of, restricted common share awards to be granted to our trustees, executive officers and other employees pursuant to these plans; and

•	prepare a report on executive compensation for inclusion in our proxy statement for our annual meeting.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•	identify individuals qualified to become members of our Board and recommend trustee candidates for election or re-election to our Board;

•	consider and make recommendations to our Board regarding board size and composition, committee composition and structure and procedures affecting trustees; and

•	monitor our corporate governance principles and practices.

Trustee Compensation

The members of our Board who are also our employees (i.e., Messrs. Keller and Grigg) do not receive any additional compensation for serving on our Board. Since neither the Board nor any Board committee met between December 20 and December 31, 2005, we did not pay our trustees any retainer or fees during 2005. In connection with the completion of our IPO on December 20, 2005, however, we granted each of our non-employee trustees the restricted common shares and cash bonuses set forth in the compensation table below:

							Securities
				Board and		Securities	Underlying
	Total of	Annual	Committee	Committee	Cash	Underlying	Restricted
Non-Employee	Columns	Retainer	Chair Fees	Meeting Fees	Bonus	Restricted	Shares
Trustee	($)	($)	($)	($)	($)	Shares (#)	($)(1)

John S. Chalsty	95,477	—	—	—	43,397	4,340	52,080
Richard L. Kramer	63,648	—	—	—	28,932	2,893	34,716
Ronald J. Kramer	— (2)	—	—	—	— (2)	— (2)	— (2)
Gregory H. Leisch	95,477	—	—	—	43,397	4,340	52,080
Ronald D. Paul	95,477	—	—	—	43,397	4,340	52,080

(1)	Represents the dollar value of restricted common shares based on the IPO price of $12.00 per share. The restricted shares immediately vested upon grant, but may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of, other than a permitted transfer, prior to July 1, 2007.

(2)	Ronald J. Kramer was appointed to the Board on January 13, 2006, at which time he received a cash bonus of $43,397 and 4,340 restricted common shares that vested immediately upon grant. Based on the closing price of our common shares on January 13, 2006, which was $11.88, the dollar value of the shares underlying the restricted shares was $51,559.20. The total compensation Mr. Ronald J. Kramer received for joining our Board was $94,956.20.

On April 24, 2006, the Board amended the non-employee trustee compensation policy to adjust the fees payable for attendance at regular or special meetings of the Board or any Board committee. The table below sets forth the various fees that we will pay during 2006 to our non-employee trustees for their service on our Board and Board committees:

2006 Board Compensation

Annual retainer for serving on the Board	$50,000
Fee for each regular or special meeting of the Board or Board committee attended in person or via telephone	$1,000
Fee for each executive session of non-management trustees attended	$—
Annual fee for Audit Committee chairperson	$7,500
Annual fee for Compensation Committee and Nominating and Corporate Governance Committee chairpersons	$5,000

Instead of receiving the annual retainer in cash, trustees have the option to receive (i) a number of common shares of equal value or (ii) a combination of cash and common shares. We will also reimburse all trustees, including trustees who are employees, for reasonable out-of-pocket business and travel expenses incurred in connection with their services on the Board and Board committees.

Trustee Deferred Compensation Plan

We have adopted a Trustee Deferred Compensation Plan, pursuant to which each non-employee trustee may elect to defer all or a portion of his annual retainer (including grants of restricted shares) and meeting fees earned as a member of the Board, until the trustee’s termination of service. All amounts deferred under the Deferred Compensation Plan will be credited to a restricted share unit account established for the participant. Any dividends paid on the shares during the term of the Deferred Compensation Plan will be deemed to be paid on the restricted share units held in a participant’s restricted share account, and such dividends will be converted into additional restricted share units. Upon a change in control of us, all amounts will be paid in a lump-sum to the participating trustees. All payments made under the Deferred Compensation Plan will be made in shares equal in number to the number of restricted share units allocated to a participant’s restricted share unit account.

AUDIT RELATED MATTERS

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our consolidated financial statements for the year ended December 31, 2005 (which included the financial results of (i) our Predecessor for the period from January 1, 2005 through December 19, 2005 and (ii) us for the period from December 20, 2005 through December 31, 2005) have been audited by Ernst & Young LLP, who served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006. We have been advised by Ernst & Young LLP that representatives of Ernst & Young LLP will be present at our 2006 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Trustees is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment and may retain Ernst & Young LLP or another accounting firm without resubmitting the matter to shareholders. Even if the shareholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our shareholders’ best interest.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal other than for purposes of determining a quorum.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

Disclosure of Ernst & Young LLP Fees for the Years Ended December 31, 2005 and 2004

The following summarizes the fees billed by Ernst & Young LLP for services rendered during, or in connection with, our 2005 and 2004 fiscal years, as applicable:

	2005(1)	2004(1)

Audit Fees(2)	$2,730,000	$75,000
Audit-Related Fees	—	—
Tax Fees(3)	$105,000	$35,000
All Other Fees	—	—
Total	$2,835,000	$110,000

(1)	For the periods prior to December 20, 2005, Ernst & Young LLP rendered its services to our Predecessor.

(2)	Audit Fees for 2005 include fees for audit of our 2005 consolidated financial statements and services associated with our IPO, including review of registration statements and related issuances of comfort letters and consents and other services related to SEC matters.

(3)	Tax fees earned include fees for tax compliance, tax return preparation and tax planning.

Prior to our IPO, all audit and non-audit services provided by Ernst & Young LLP to us were approved by our Predecessor’s general partner. All audit and permissible non-audit services provided by Ernst & Young LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Report of the Audit Committee

The Audit Committee is currently comprised of Messrs. Paul, Chalsty and Ronald J. Kramer. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for fiscal year 2005 with our management and Ernst & Young representatives. Management represented to the Audit Committee that our financial statements were prepared in accordance with GAAP.

The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from us. The Audit Committee also has considered whether the provision of non-audit services, and any fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2005 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted,

The Audit Committee of the Board of Trustees

Ronald D. Paul (Chairman)
Ronald J. Kramer
John S. Chalsty

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION MATTERS

Executive Officer Biographies

The following is a biographical summary of our executive officers as of April 28, 2006, other than Mark R. Keller, our Chief Executive Officer, and Steven A. Grigg, our President, Chief Development Officer, whose information is set forth above under “Board of Trustees and Corporate Governance — Trustee Biographies”. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Position

Gary R. Siegel	47	Chief Operating Officer, General Counsel and Secretary
Michael J. Green	40	Executive Vice President and Chief Financial Officer
Geoffrey N. Azaroff	51	Senior Vice President, Construction
Peter J. Cole	44	Senior Vice President, Development
Frank M. Pieruccini	43	Senior Vice President and Chief Accounting Officer
Andrew G. Pulliam	34	Vice President, Acquisitions
Michael C. Jones	41	Vice President, Leasing and Marketing

Gary R. Siegel has served as our Chief Operating Officer, General Counsel and Secretary since the completion of our IPO in December 2005. From December 1997 until December 2005, Mr. Siegel served as Managing Member of the law firm of Glazer & Siegel, PLLC (currently known as Glazer, Winston, Honigman & Ellick PLLC). From August 1996 until December 1997, Mr. Siegel was Of Counsel at the law firm of Lane & Mittendorf LLP. From June 1984 until August 1996, Mr. Siegel was associated with the law firm of Tucker, Flyer & Lewis, a professional corporation, where he became a stockholder in 1991. Mr. Siegel received his Juris Doctor degree from the University of Virginia and his Bachelor of Science degree in Management (with concentrations in Accounting and Finance) from Boston College. He is admitted to practice law in the District of Columbia and State of Maryland.

Michael J. Green has served as our Executive Vice President and Chief Financial Officer since October 31, 2005. From August 2004 to October 2005, Mr. Green served as the Chief Accounting Officer of The Mills Corporation, a publicly-traded real estate investment trust. From December 1996 to August 2004, Mr. Green was employed by Marriott International, Inc., a publicly-traded worldwide operator and franchisor of hotels and related lodging facilities, most recently serving as the Senior Vice President and Chief Financial Officer of Marriott International’s timeshare division. From May 2002 to November 2003, Mr. Green served as Marriott International’s Principal Accounting Officer. From 1996 to 2002, he worked in various positions in Marriott’s Corporate Accounting Department, where he was responsible for preparing the company’s financial reports and forecast functions. Prior to joining Marriott, from August 1989 until October 1996, Mr. Green worked for Arthur Andersen in London and Washington, D.C. Mr. Green received his M.A. in Natural Sciences from Queens’ College, Cambridge University, in the United Kingdom. He is also a chartered accountant.

Geoffrey N. Azaroff has served as our Senior Vice President of Construction since the completion of our IPO in December 2005. From September 1989 until December 2005, he was Vice President of Construction of Republic Properties Corporation, where he worked on the construction of Phases I, II and III of The Portals and Phase I of the Republic Square projects. Mr. Azaroff has over 25 years of experience in supervising and monitoring heavy construction. Prior to joining Republic Properties Corporation, from September 1986 to August 1989, Mr. Azaroff worked for the Charles E. Smith Companies as a Project Manager. Prior to that, he held various supervisory construction positions with McDevitt & Street, the George Hyman Construction Company and other companies, where he was responsible for a significant amount of commercial and retail construction. Mr. Azaroff holds a Bachelor of Science degree in Civil Engineering from Rutgers University and a Masters degree in Engineering Management from Catholic University of America. He is a licensed general contractor.

Peter J. Cole has served as our Senior Vice President for Development since the completion of our IPO in December 2005. As Senior Vice President for Development, Mr. Cole is responsible for strategy and management implementation of large-scale development projects from inception through delivery. From April 2004 until December 2005, he was Senior Vice President of Republic Properties Corporation, where he worked on the Washington, D.C. metropolitan area development projects including Portals III and Republic Square I. From 2003 to April 2004, Mr. Cole served as Senior Vice President and Director of Trammell Crow Company’s landlord representation business in Washington, D.C., where he, among other activities, represented landlords of over 6 million square feet of buildings. Prior to that, Mr. Cole was Senior Director of Development with Tishman Speyer Properties, a private real estate company, where he served for 15 years. Mr. Cole holds a Master of Science degree in Real Estate Investment from the New York University and a Bachelor of Arts from Connecticut College. Among his many affiliations, Mr. Cole is a member of the Legislative Committee of the District of Columbia Building Industry Association, the Urban Land Institute, and serves on the Board of the Greater Washington Commercial Association of Realtors.

Frank M. Pieruccini has served as our Senior Vice President and Chief Accounting Officer since October 28, 2005. From July 2005 until October 2005, he served as our Vice President and Principal Financial Officer. From June 2003 through the closing of our IPO, he was Vice President and Chief Financial Officer of Republic Properties Corporation. As Chief Financial Officer of Republic Properties Corporation, Mr. Pieruccini oversaw financial, treasury, and accounting functions for the corporation and its affiliates. From November 2002 to June 2003, Mr. Pieruccini was Chief Financial Officer of Kaempfer Management Services, LLC, a real estate management firm, and Treasurer of various entities in which Kaempfer and its subsidiaries held an interest. From June 2000 to October 2002, Mr. Pieruccini was Vice President and Chief Financial Officer of Cassidy & Pinkard, Inc., a commercial real estate brokerage firm. Mr. Pieruccini has 18 years of experience in the real estate industry, providing financial services to several of the region’s large development, leasing and management companies. Mr. Pieruccini received a Master of Science degree in Taxation from the George Mason University, a Master of Business Administration degree from the George Washington University and a Bachelor of Science degree with a Major in accounting and finance from the Virginia Polytechnic Institute and State University (Virginia Tech.). Mr. Pieruccini received his designation as a certified public accountant from the Commonwealth of Virginia.

Andrew G. Pulliam has served as our Vice President of Acquisitions since the completion of our IPO in December 2005. From February 2003 until December 2005, he was Director of Acquisitions and Investments of Republic Properties Corporation. From November 1998 to February 2003, Mr. Pulliam held various positions with Insignia/ESG, Inc., one of the nation’s leading commercial real estate service providers. Mr. Pulliam has been involved in various facets of commercial real estate, including acquisition, valuation, sales, financing and accounting. Mr. Pulliam earned a Master of Business Administration degree in finance from the George Washington University and a Bachelor of business administration degree in accounting from the College of William and Mary. Mr. Pulliam is a certified public accountant, a licensed real estate salesperson in Washington, D.C. and Virginia, and holds the Certified Commercial Investment Member designation.

Michael C. Jones has served as our Vice President for Leasing and Marketing since the completion of our IPO in December 2005. As the Vice President for Leasing and Marketing, Mr. Jones is responsible for the strategy and implementation of a wide variety of leasing, marketing, and transactional activities. From April 2004 until December 2005, he was Director of Leasing and Marketing of Republic Properties Corporation. From January 2000 until April 2004, Mr. Jones co-founded CB Richard Ellis’ Consulting Group, where he provided strategic planning and transaction services for large and mid-sized office tenants in the Washington, D.C. metropolitan area. During the last eight years, Mr. Jones has completed over 4.0 million square feet of leasing transactions and consulting assignments. Mr. Jones holds a Master of Business Administration degree from Pennsylvania State University and a Bachelor of Science degree in economics from Boston College. Mr. Jones is a member of the Urban Land Institute and serves as a mentor for the Hoop Dreams Scholarship Fund, a non-profit organization based in Washington, D.C., that helps inner city high school seniors attend college.

Executive Compensation

Unless otherwise indicated below, the following tables contain certain compensation information for the period from December 20, 2005, the date we commenced operations, to December 31, 2005 for our Chief Executive Officer and the other four most highly-compensated executive officers, who we collectively refer to as our “named executive officers.”

Summary Compensation Table

			Annual Compensation(1)				Long-Term Compensation
						Other Annual	Restricted
		Total of				Compensation	Share	LTIP	All Other
Name and Principal Position	Year	All Columns	Salary(2)	Bonus		(3)	Awards	Payouts	Compensation

Mark R. Keller	2005	$1,932,562	$23,076	$1,041,540	(4)	$867,946	—	—	—
Chief Executive Officer
Steven A. Grigg	2005	$13,845	$13,845	—	(5)	—	—	—	—
President, Chief Development Officer
Gary R. Siegel(6)	2005	$636,499	—	$347,184	(7)	$289,315	—	—	—
Chief Operating Officer and General Counsel
Michael J. Green	2005	$687,653	$51,154	$347,184	(7)	$289,315	—	—	—
Executive Vice President and Chief Financial Officer
Frank M. Pieruccini	2005	$360,054	$9,230	$229,312	(8)	$121,512	—	—	—
Senior Vice President and Chief Accounting Officer

(1)	Except for compensation information with respect to Mr. Green, whose employment began as of October 31, 2005, the information provided represents the annual compensation earned by the named executive officer from December 20, 2005, the date we commenced operations, to December 31, 2005.

(2)	The annualized base salary of each named executive officer for 2005 was as follows: Mr. Keller - $500,000; Mr. Grigg - $350,000; Mr. Siegel - $360,000; Mr. Green - $300,000; and Mr. Pieruccini - $200,000.

(3)	Amounts represent cash payments made to each of the named executive officers to reimburse them for the tax liability arising from the grants of restricted stock to each such officer.

(4)	Represents the dollar value of 86,795 restricted common shares granted to Mr. Keller concurrently with the completion of our IPO, based on the IPO price of $12.00 per share. The restricted shares vested immediately but may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of, other than permitted transfers, prior to July 1, 2007. We did not pay Mr. Keller an annual cash performance-based bonus in 2005; however, pursuant to his employment agreement, in the future, he will be eligible for such a bonus, the amount of which will be determined by the Compensation Committee in its sole discretion. His bonus targets consist of: a threshold target bonus opportunity of 60% of his base salary, a mid-point target bonus opportunity equal to 100% of his base salary, and an above target opportunity of 175% of his base salary. No minimum bonus, however, is guaranteed under the terms of his employment agreement.

(5)	We did not pay Mr. Grigg an annual cash performance-based bonus in 2005; however, pursuant to his employment agreement, in the future, he will be eligible for such a bonus, the amount of which will be determined by the Compensation Committee in its sole discretion. His bonus targets consist of: a threshold target bonus opportunity of 50% of base salary, a mid-point target bonus opportunity equal to 80% of base salary, and an above target opportunity of 100% of his base salary. No minimum bonus, however, is guaranteed under the terms of his employment agreement.

(6)	Mr. Siegel entered into his employment agreement effective December 20, 2005; however, his employment commenced on January 1, 2006. Consequently, he did not receive any salary in 2005.

(7)	Represents the dollar value of 28,932 restricted common shares granted to Mr. Siegel and Green concurrently with the completion of our IPO, based on the IPO price of $12.00 per share. The restricted shares vested immediately but may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of, other than permitted transfers, prior to July 1, 2007. We did not pay Messrs. Siegel and Green an annual cash performance-based bonus in 2005; however, pursuant to their employment agreement, in the future, they will be eligible for such a bonus, the amount of which will be determined by the Compensation Committee in its sole discretion. Their bonus targets consist of: a threshold target bonus opportunity of 50% of base salary, a mid-point target bonus opportunity equal to 80% of base salary, and an above target opportunity of 100% of his base salary. No minimum bonus, however, is guaranteed under the terms of their employment agreements.

(8)	Represents $83,500 of annual cash performance-based bonus and the dollar value of 12,151 restricted common shares granted to Mr. Pieruccini concurrently with the completion of our IPO, based on the IPO price of $12.00 per share. The restricted shares vested immediately but may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of, other than permitted transfers, prior to July 1, 2007. Mr. Pieruccini, who does not have an employment agreement with us, will be entitled to a bonus in the sole discretion of the Compensation Committee of our Board; however, he is not guaranteed a minimum bonus.

Option/SAR Grants in Last Fiscal Year

We have never granted any options to purchase our common shares or stock appreciation rights.

Employment and Non-competition Agreements

Employment Agreement with Mark R. Keller.   We entered into an employment agreement with Mr. Keller on December 20, 2005 pursuant to which he serves as our Chief Executive Officer. The term of the employment agreement ends on December 31, 2009, with automatic one-year renewals unless either party elects upon 90 days advance notice not to renew it. Mr. Keller receives an annual base salary of $500,000, subject to annual increases in the sole discretion of the Compensation Committee of our Board. Mr. Keller is also eligible to participate in our bonus plan with a threshold target opportunity of 60% of his base salary, a mid-point target opportunity of 100% of his base salary and an above target opportunity of 175% of his base salary, the terms of which will be established by the Compensation Committee; provided, however, that no minimum bonus amount is guaranteed.

Mr. Keller participates in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt from time to time, on terms which are no less favorable than the terms provided generally to our senior level executives. Mr. Keller is also entitled to reimbursement for reasonable business expenses incurred by him on company business, pursuant to our standard reimbursement policy in effect from time to time.

Pursuant to his employment agreement and concurrently with the completion of our IPO, Mr. Keller received a grant of 86,795 restricted common shares. These restricted shares vested immediately; however, these restricted shares may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of, other than permitted transfers, prior to July 1, 2007. Mr. Keller also received a one-time cash award in the amount of $867,946.

If Mr. Keller’s employment is terminated (i) without “cause,” (ii) pursuant to a “constructive termination,” (iii) on account of Mr. Keller’s death or disability, (iv) by us or Mr. Keller for any reason within 24 months following a change in control of our company, or (v) because we do not renew his employment agreement prior to his reaching age 62, he will have the right to receive: (i) a cash payment equal to two and one-half times his annual salary then in effect plus his average bonus for the prior three years; (ii) any earned but unpaid bonus for the prior year, and a pro rated bonus in the year of termination; (iii) any accrued and unpaid salary, vacation and other benefits due to him; and (iv) continued medical benefits for Mr. Keller and his family for a period of two and one-half years. Moreover, all equity awards shall immediately vest and become fully exercisable. Unless such termination occurs in connection with a change in control, if we terminate

Mr. Keller’s employment agreement for “cause” or he terminates his employment agreement without “good reason,” or we do not renew his employment agreement after he reaches age 62, he will only have the right to receive any accrued and unpaid salary, vacation and other benefits, and any pro rated bonus as provided for in the bonus plan. As discussed in greater detail below, we have also agreed to reimburse Mr. Keller for certain excise taxes (including any interest or other fees or payments payable by him in connection with such taxes) that may be imposed on his compensation in connection with a change in control of our company.

Mr. Keller’s employment agreement defines “cause” as the willful and continued failure by him, after reasonable notice and opportunity to cure, to substantially perform his duties (other than any such failure resulting from his disability); willful gross misconduct involving serious moral turpitude; or conviction (or plea of no contest) of a felony, a crime involving fraud or other illegal conduct, other than minor traffic violations, and with respect to other illegal conduct, which is demonstrably and materially injurious to our company. Mr. Keller’s employment shall be considered terminated as a result of a “constructive termination” if, without his written consent, we reduce his salary or bonus opportunity; materially breach his employment agreement; materially reduce his duties or authority; fail to nominate him to our Board or require him to report other than to our Board or a Board Committee thereof; relocate our principal offices, or Mr. Keller’s principal place of employment, more than 50 miles outside the Washington, D.C. metropolitan area; or any successor to our company fails to assume Mr. Keller’s employment agreement or to otherwise affirm its obligations under such agreement in any material respect.

Mr. Keller’s employment agreement also contains non-competition provisions. Pursuant to the agreement, Mr. Keller has agreed not to directly or indirectly compete with us, subject to certain limited exceptions. The non-competition period will be in effect during Mr. Keller’s employment with us, and will last for periods ranging from six to 18 months after Mr. Keller’s termination of employment, depending on the nature of his termination. Mr. Keller’s employment agreement also contains a non-solicitation covenant that applies to our employees, officers, agents or representatives, and the non-solicitation covenant lasts for a period of Mr. Keller’s employment plus an additional 18 month period.

Employment and Non-competition Agreements with Steven A. Grigg, Gary R. Siegel and Michael J. Green.  We entered into an employment agreement with Michael J. Green effective as of October 31, 2005, as amended; Steven A. Grigg effective as of December 20, 2005; and Gary R. Siegel effective as of December 20, 2005, with his employment commencing on January 1, 2006. Pursuant to these employment agreements, Mr. Grigg serves as our President and Chief Development Officer; Mr. Siegel serves as our Chief Operating Officer and General Counsel; and Mr. Green serves as our Executive Vice President and Chief Financial Officer. Each of these employment agreements provides that the executive reports directly to our Chief Executive Officer, unless our Board determines otherwise. The term of each of the agreements commenced on its effective date and ends on December 31, 2009, with automatic one-year renewals unless one of the parties elects upon 90 days advance notice not to renew the agreement. Mr. Grigg receives an annual salary of $350,000; Mr. Siegel receives an annual salary of $360,000; and, Mr. Green receives an annual salary of $300,000, in each case subject to annual increases in the sole discretion of our Board or Compensation Committee. Messrs. Grigg, Siegel and Green are also eligible to participate in our bonus plan, the terms of which are established by our Compensation Committee. For each of Messrs. Grigg, Siegel and Green, performance at the threshold target will yield a bonus equal to 50% of base salary; at the target level, will yield a bonus equal to 80% of base salary; and at an above target level will yield a bonus equal to 100% of base salary. No minimum bonus, however, is guaranteed under any of the employment agreements. Each of them will also participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt from time to time, on terms which are no less favorable than the terms provided generally to our senior level executives.

Pursuant to their employment agreements and concurrently with the completion of our IPO, each of Messrs. Siegel and Green received a grant of 28,932 restricted common shares. The restricted shares vested immediately; however, these restricted shares, other than permitted transfers, may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of prior to July 1, 2007. Messrs. Siegel and Green each also received a one-time cash bonus in the amount of $289,315.

If we terminate Messrs. Grigg’s, Siegel’s or Green’s employment agreement without “cause” or one of these individuals terminates his employment agreement for “good reason,” the terminated executive will have the right to receive: (1) a cash payment equal to two and one half times the sum of his annual salary as of the date of the termination of the agreement and the average bonus earned for the prior three calendar years, or the target level bonus, if greater; (2) any unpaid bonus for the prior year, and a pro rated bonus in the year of termination (based on the mid-point target bonus for that year); (3) any accrued and unpaid salary, vacation and other benefits; and (4) continued medical benefits for a period of two and a half years. In addition, all equity awards shall immediately vest and become fully exercisable. If we elect not to renew Messrs. Grigg’s, Siegel’s or Green’s employment agreement, the executive will have the right to receive a cash payment equal to one times the sum of his annual salary as of the date of expiration of the employment agreement and the average bonus earned for the prior three calendar years. In addition, all equity awards held by the executive will become fully vested and exercisable. If we terminate Messrs. Grigg’s, Siegel’s or Green’s employment for cause or the executive terminates his employment without good reason, the executive will only have the right to receive any accrued and unpaid salary, vacation and other benefits, and any pro rata bonus as provided for in the bonus plan.

Messrs. Grigg’s, Siegel’s and Green’s employment agreements define “cause” as conviction for a felony; commission of an act of fraud, theft or dishonesty related to the executive’s duties; willful and continuing failure or habitual neglect to perform the executive’s duties; material violation of non-competition or confidentiality covenants; or willful and continuing breach of the agreement. Additionally, “good reason” is defined as a material reduction in the executive’s authority, duties and responsibilities or the assignment to the executive of duties inconsistent with the executive’s position; a reduction in the executive’s annual salary that is not in connection with a reduction of compensation applicable to senior management employees; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; a change in control of our company; our material and willful breach of the employment agreement; or our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in the Washington, D.C. metropolitan area.

If Messrs. Grigg’s, Siegel’s or Green’s employment agreement is terminated for disability or death, he or the beneficiaries of his estate will receive any accrued and unpaid salary, vacation and other benefits and any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), and all equity awards shall immediately vest and become fully exercisable.

In addition, Messrs. Grigg, Siegel and Green each have entered into a non-competition agreement with us. Pursuant to each agreement, each executive is prohibited from, during the term of their respective employment with us, directly or indirectly competing with us. The covenants not to compete will be effective during the longer of the three-year period beginning as of the date of the executive’s employment agreement or the period of the executive’s employment plus an additional 18-month period. Additionally, each of the non-competition agreements contains a non-solicitation covenant that applies to our employees, officers, agents, and representatives, and the non-solicitation covenant lasts for the longer of the three-year period beginning as of the date of the employment agreement or 18 months after the executive terminates employment.

Certain Tax Payments in Connection with a Change in Control.  Pursuant to their respective employment agreements, if any payment or other benefit provided to either of Messrs. Keller, Grigg, Siegel or Green by us would be subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, which we refer to as the golden parachute excise tax, we have agreed to provide the executive with an additional payment, which we refer to as the excise tax restoration payment. In general, the golden parachute excise tax applies to certain payments and benefits provided to officers and certain highly compensated employees in connection with a change in control of their employer, if the value of those payments and benefits exceeds three times the employee’s average compensation measured over the last five years. The amount of the golden parachute excise tax is determined by multiplying the amount by which the value of the change in control-related payments exceeds one times the employee’s average compensation measured over the last five years. Depending on the circumstances of a potential change in control and an executive’s individual compensation history, payments or benefits provided under Messrs. Keller’s, Grigg’s, Siegel’s and Green’s employment agreements that could be subject to the golden parachute excise tax include some or all of the value of the: (1) severance payment payable upon a termination of employment, (2) continued welfare benefits following a termination of employment and (3) share options, restricted shares or other forms of share-based compensation, the vesting or payment of which is accelerated upon a change in control. Currently, none of the executives hold any unvested share-based awards. The excise tax restoration payment is intended to put the employee in the same financial position after payment of the golden parachute excise tax and income taxes that he would have been in had the golden parachute excise tax not applied. To accomplish this purpose, the excise tax restoration payment includes the golden parachute excise tax, all income taxes imposed on the excise tax restoration payment, the golden parachute excise tax imposed on the excise tax restoration payment and any interest or penalties imposed with respect to taxes on the excise tax restoration payment.

A “change in control” under these employment agreements is defined generally as: (i) certain consolidations or mergers of our company, (ii) certain sales of all or substantially all of the assets of our company, (iii) any person, including a group, acquiring beneficial ownership of 30% or more of the issued and outstanding shares of voting securities of our company entitled to vote generally in the election of trustees, subject to certain exceptions, or (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by our shareholders, of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office at the beginning of any such period.

Non-competition Agreements with Richard L. Kramer and Republic Properties Corporation.  We entered into non-competition agreements with Mr. Richard L. Kramer, our Chairman of the Board, and Republic Properties Corporation, a District of Columbia corporation of which Mr. Richard L. Kramer is the controlling shareholder, which became effective on December 20, 2005. The non-competition agreements cover the period that is the longer of three years from the execution date of the agreement or the period during which Mr. Richard L. Kramer is the Chairman of the Board, plus, unless Mr. Richard L. Kramer is removed from the Board without cause, 18 months thereafter. If Mr. Richard L. Kramer is not re-elected to the Board, however, the non-competition agreements will terminate. Additionally, the non-competition clauses of the agreements (but not the non-solicitation clauses) with Mr. Richard L. Kramer and Republic Properties Corporation will terminate upon the occurrence of a change in control of us, as defined above under “Executive Officers and Executive Compensation Matters — Executive Compensation — Certain Tax Payments in Connection with a Change in Control”.

Under the terms of the non-competition agreements, Republic Properties Corporation and Mr. Richard L. Kramer will be permitted to continue to hold interests in certain real estate entities in the Washington, D.C. metropolitan area, including Mr. Richard L. Kramer’s ownership interests in certain real estate properties in Washington, D.C. known as The Portals I and II. The non-competition agreements also contain a non-solicitation covenant that covers the same period as the non-competition provisions. Under this covenant, Republic Properties Corporation and Mr. Richard L. Kramer agree that during this period, neither Mr. Richard L. Kramer nor Republic Properties Corporation will solicit our employees, officers, agents, representatives or independent contractors. Mr. Richard L. Kramer and Republic Properties Corporation have also agreed to refer without consideration to us any investment and fee-based development opportunities for commercial office properties in the Washington, D.C. metropolitan area that are presented to them for a period that is the longer of the three-year period beginning on the date of the agreement or the period during which Mr. Richard L. Kramer is a member of the Board.

Securities Authorized for Issuance under Equity Compensation Plans

Our Board and shareholders approved the 2005 Omnibus Long-Term Incentive Plan prior to the completion of the IPO. We filed a registration statement on Form S-8 with respect to common shares issuable under the 2005 Omnibus Long-Term Incentive Plan with the SEC on December 21, 2005. Common shares covered by the Form S-8 registration statement, including common shares issuable upon exercise of options or restricted shares, are eligible for resale without restriction under the Securities Act unless held by affiliates.

We reserved 2.5 million common shares for issuance under the plan. The plan provides for the grant of unrestricted shares, options, share appreciation rights, restricted shares, restricted share units and other equity-based awards. In connection with the IPO, we issued 243,915 shares of restricted stock to certain of our trustees, executive officers and other employees. These restricted shares vested immediately upon the closing of the IPO; however, Ronald J. Kramer agreed not to transfer these shares prior to July 2007. On January 13, 2006, in connection with his appointment to our Board, we issued Ronald J. Kramer 4,340 shares of restricted stock. These restricted shares vested immediately; however, these shares are subject to a lock-up agreement that prevents Mr. Kramer from transferring any of these shares prior to July 2007. The following table sets forth certain information regarding our equity compensation plans as of March 31, 2006.

Number of Securities
Remaining Available For
	Number of Securities		Future Issuance
	to Be Issued	Weighted-Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	—	—	2,251,745
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	—	—	2,251,745

Compensation Committee Report on Executive Compensation

The company completed its IPO on December 20, 2005. Salaries were established for, and initial long-term incentive compensation awards were made to, the company’s executive officers at that time, without the Compensation Committee’s involvement. Consequently, the Compensation Committee has had no involvement in compensation decisions for the year ended December 31, 2005.

The Compensation Committee will review, and determine the terms of, the compensation program for the company’s Chief Executive Officer and the other executive officers listed above as well as certain other members of senior management. The Compensation Committee also administers the company’s 2005 Omnibus Long-Term Incentive Plan. The Compensation Committee may retain independent outside advisors to assist it in the carrying out of its duties, although it has not yet to date engaged any such advisors.

Overview

Our compensation policies are designed to (i) attract and retain the best possible executive talent; (ii) motivate these executives to achieve the goals inherent in our business strategy; (iii) link executive and shareholder interests through performance goals and equity-based plans; and (iv) provide compensation packages to our executive officers that recognize individual contributions as well as overall business results.

In determining the base salary and bonus compensation of our executive officers, the Compensation Committee will consider, among other things,

•	the responsibilities of the position held and the experience of the individual;

•	the competitive marketplace for executive talent;

•	achievement of certain performance levels by the company, including, among other criteria, growth in funds from operations;

•	the individual executive’s performance and contribution to increasing funds from operations; and

•	the compensation levels of similarly-situated executives at comparable publicly-traded real estate investment trusts, or REITs, and, where applicable, other public companies.

In determining the long-term incentive component of compensation for executive officers, the Compensation Committee will consider the company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, and the awards given to the particular executive officer in past years.

Components of Executive Officer Compensation

The components of our executive officer compensation program consist of base salary, bonus and long-term incentive compensation awarded through the use of restricted share grants. The current compensation program was developed by the company’s senior management, in consultation with The Schonbraun McCann Group, a national consulting firm dedicated to the real estate and finance business sectors.

Base Salary.   Base salaries for our executive officers were established by senior management in 2005 in connection with the company’s IPO, and prior to the formation of the Compensation Committee. Under the terms of employment agreements entered into with Messrs. Keller, Siegel and Green at that time, other than as described below, these base salaries cannot be reduced by the company during the terms of the agreements. The Compensation Committee was not involved in establishing these salaries, and did not approve any increases to these salaries when it first met in February 2006.

In the future, the Compensation Committee will annually review and determine whether the base salary of the Chief Executive Officer should be increased. Pursuant to Mr. Keller’s employment agreement, once increased, his salary cannot be decreased. The Compensation Committee will also annually review and determine whether the base salaries of Messrs. Grigg, Siegel and Green should be increased. Pursuant to their employment agreements, the Compensation Committee cannot reduce Messrs. Grigg’s, Siegel’s and Green’s base salaries except in connection with a reduction in compensation generally applicable to the company’s senior management employees. Additionally, the Compensation Committee will annually review and determine the appropriate salaries for each of the company’s other executive officers. In determining the appropriate salary for the particular executive officer, the Compensation Committee will consider, among other things, the performance of and results achieved by the officer, his or her potential to contribute to the company in the future, the experience of the officer, the scope of his or her responsibilities (both current and future responsibilities) and the salary practices of the company’s peers.

Bonus.   Pursuant to their employment agreements entered into in connection with the closing of the company’s IPO, Messrs. Keller, Grigg, Siegel and Green are eligible to receive bonuses ranging from 50% of their base salaries to 175% of their base salaries. See “Executive Officers and Executive Compensation Matters — Executive Compensation — Employment and Non-competition Agreements” above for a description of these bonus ranges. The Committee was not involved in the establishment of these bonus targets.

In the future, the Committee expects that bonuses and other performance based awards will be linked to the company’s overall performance as well as the performance of the particular executive officer in his or her department or business unit. Performance criteria, both with respect to the company overall and the particular officer, will be based on objective criteria set by the Committee from time to time. No minimum bonus, however, is guaranteed under the terms of these employment agreements.

Long-Term Incentive Compensation.   In connection with the completion of the company’s IPO, the company’s executive officers received grants of immediately vested restricted common shares and certain cash awards. See “Executive Officers and Executive Compensation Matters — Executive Compensation — Summary Compensation Table” for the terms and amounts of these grants of restricted stock and cash payments. The Compensation Committee was not involved in the payment of these cash awards or the issuance of the restricted common shares.

Pursuant to the company’s 2005 Omnibus Long-Term Incentive Compensation Plan, the Compensation Committee may issue restricted stock, unrestricted shares, options, share appreciation rights, restricted shares, restricted share units and other equity-based awards to executives and other employees. The grant of such awards is intended to align the executive’s long-term objectives with those of our shareholders.

Other Benefits.   The purpose of providing additional benefits to the company’s executive officers, unlike the other elements of compensation described above, is to provide a safety net of protection against financial catastrophes that could result from illness, disability or death. Benefits offered to the executive officers in this regard are substantially similar to those offered to all employees at the company. In addition to the active employee benefits such as medical, dental, life insurance and disability coverage, beginning in 2006, the company will pay for the premiums of an executive health care plan that reimburses Messrs. Keller, Grigg, Siegel and Green for medical expenses that are not covered by the company’s primary medical plan.

Change in Control Arrangements

In connection with the company’s IPO, Messrs. Keller, Grigg, Siegel and Green each entered into employment and non-competition agreements with the company. These agreements provide for continued employment of the executive for a period of time following a change in control of the company, and are principally designed to retain the executive and provide for continued management in the event of an actual or threatened change in control of the company and ensure that their compensation and benefit expectations would be satisfied in such an event. For a more detailed description of the change in control elements of these employment agreements, please see “Executive Officers and Executive Compensation Matters — Executive Compensation — Employment and Non-competition Agreements”. The Committee did not have any involvement in setting the terms and conditions of these employment agreements.

Compensation of Chief Executive Officer

The Committee will be responsible for approving the compensation arrangements for Mark R. Keller, the company’s Chief Executive Officer. For the year ended December 31, 2005, the Compensation Committee did not approve any increases in base salary beyond what was established in Mr. Keller’s employment agreement that was entered into on December 20, 2005 in connection with the company’s IPO. The Compensation Committee also did not approve any bonus payment or long-term incentive compensation award for Mr. Keller for the year ended December 31, 2005.

In considering the compensation to be paid to Mr. Keller, the Compensation Committee will evaluate his performance each year. The Compensation Committee may, but will not be required to, consult with outside consultants is setting Mr. Keller’s compensation; however, the Compensation Committee will not consult with Mr. Keller or any other members of management as part of their annual evaluation.

Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. This limitation does not apply, however, to “performance-based” compensation, as defined under the federal tax laws.

The Compensation Committee will consider the potential consequences for the company of Section 162(m) when reviewing the company’s executive compensation programs. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to the company’s taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the company will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Respectfully submitted,

The Compensation Committee of the Board of Trustees

John S. Chalsty (Chairman)
Ronald J. Kramer
Gregory H. Leisch
Ronald D. Paul

The Executive Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Committee Interlocks and Insider Participation

John S. Chalsty, Ronald J. Kramer, Gregory H. Leisch and Ronald D. Paul serve as members of our Compensation Committee. None of these members is an officer or employee, or former officer or employee, of ours. No interlocking relationship exists between the members of the Compensation Committee and the Board of Trustees, board of directors or compensation or similar committees of any other company. From December 20, 2005, the date we commenced operations, through December 31, 2005, we did not have any transactions with any member of our Compensation Committee.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return of our common shares for the period from December 15, 2005, the date that our common shares began trading on NYSE, to December 31, 2005 to the S&P 500 Index and to the published National Association of Real Estate Investment Trusts (NAREIT) All Equity REIT Index over the same period. The graph assumes that the value of the investment in our common shares and each index was $100 at December 15, 2005 and that all dividends were reinvested. The shareholder return shown on the graph below is not indicative of future performance.

The performance graph above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common shares and units of interest in Republic Property Limited Partnership as of March 31, 2006 by (i) each of our trustees; (ii) each of our named executive officers; (iii) our trustees, our named executive officers and other executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than five percent of the outstanding common shares.

Each person named in the table has sole voting or investment power with respect to all common shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. In addition to the beneficial ownership of common shares, pursuant to SEC rules and regulations, we are required to report the beneficial ownership of all securities that are owned by each of the persons named below that are convertible or exchangeable for our common shares through May 30, 2006, the 60th day from March 31, 2006. Some of our trustees and executive officers beneficially own units of interest in Republic Property Limited Partnership, our Operating Partnership. Pursuant to the terms of the Operating Partnership’s partnership agreement, upon a notice of redemption from a unit holder, we are obligated to redeem units for cash or, in our sole discretion, on a one-for-one basis for common shares. Each such trustee and executive officer, however, has agreed not to sell or otherwise transfer or encumber any of our common shares or Operating Partnership units prior to July 1, 2007, without the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., the lead underwriters of our IPO. Accordingly, the number of Operating Partnership units beneficially owned by any trustee or executive officer is not convertible or exchangeable for our common shares through May 30, 2006 and therefore are not considered beneficially owned under the SEC’s rules and regulations. Nevertheless, we have included the amount of Operating Partnership units held by each of our trustees and executive officers in the table below. As of March 31, 2006, we had 26,043,064 common shares issued and outstanding and our Operating Partnership had 3,560,019 Operating Partnership units that are not beneficially owned by us.

Unless otherwise provided, the address of the trustees, executive officers and beneficial owners included in the table below is c/o Republic Property Trust, 1280 Maryland Avenue, S.W., Suite 280, Washington, D.C. 20024.

		Number of Operating
	Number of Common Shares	Partnership Units	Percent of All
Beneficial Owner	Beneficially Owned	Beneficially Owned	Common Shares(1)

John S. Chalsty	4,340	—	*
Michael J. Green	28,932	—	*
Steven A. Grigg(2)	—	233,137	*
Mark R. Keller(3)	86,895	228,635	1.2%
Richard L. Kramer(4)	422,261	2,290,018	9.6%
Ronald J. Kramer	4,340	—	*
Gregory H. Leisch	4,340	—	*
Ronald D. Paul	4,340	—	*
Frank M. Pieruccini	12,151	750	*
Gary R. Siegel(5)	28,932	545,386	2.2%
Citadel Limited Partnership, and affiliated entities(6)	1,250,040	—	4.8%
Cohen & Steers, Inc.(7)	1,438,000	—	5.5%
Morgan Stanley, and affiliated entities(8)	2,000,000	—	7.7%
Nuveen Asset Management, and affiliated entities(9)	1,995,000	—	7.7%
Security Capital Research & Management Incorporated, and affiliated entities(10)	3,990,000	—	15.3%
All trustees and executive officers as a group (14 persons)	641,663	3,299,426	13.4%

*	Less than 1.0%

(1)	For the purposes of this calculation, the number of common shares deemed outstanding is the sum of (a) an aggregate of 26,043,064 common shares issued and outstanding as of March 31, 2006 and (b) any common shares that such person has the right to acquire pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon such redemption); provided, that any common shares issuable to such person pursuant to subparagraph (b) is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Mr. Grigg does not own any common shares; he owns 233,137 Operating Partnership units directly.

(3)	Mr. Keller owns 86,895 common shares and 228,635 Operating Partnership units directly.

(4)	Mr. Richard L. Kramer owns 2,893 common shares and 766,857 Operating Partnership units directly. He also is deemed to beneficially own (a) 913,263 Operating Partnership units held by RKB/Republic Capital LLC, of which Mr. Richard L. Kramer is a manager and Carlyle Investments LLC is a member, of which Mr. Richard L. Kramer is the controlling member, (b) 195,000 Operating Partnership units owned by KRIVCO/1425 LLC, of which The Lillian R. Kramer Special Revocable Trust and The I. Melvin Kramer Special Revocable Trust are the members (Mr. Richard L. Kramer is a trustee and a beneficiary of each trust), (c) 414,898 Operating Partnership units owned by RPC, of which Mr. Richard L. Kramer is a controlling shareholder, (d) 208,334 common shares purchased in the IPO by The Lillian R. Kramer Special Revocable Trust, of which Mr. Richard L. Kramer is a trustee and a beneficiary, (e) 2,700 shares purchased in the IPO by him as custodian for his daughter, and (f) 208,334 common shares purchased in the IPO by The I. Melvin Kramer Special Revocable Trust, of which Mr. Richard L. Kramer is a trustee and a beneficiary.

(5)	Mr. Siegel owns 28,932 common shares directly. He also is deemed to beneficially own (a) 517,546 Operating Partnership units owned by Hoppenstein Insurance Trust, a trust for the benefit of

Mr. Richard L. Kramer’s wife and of which Mr. Siegel acts as trustee, and (b) 27,840 Operating Partnership units owned by ACK Carlyle LLC, of which ACK Carlyle Investment Trust is the majority interest holder, of which Mr. Siegel is the trustee of the trust for the benefit of Mr. Richard L. Kramer’s daughter.

(6)	Based on the information provided in a Schedule 13G filed jointly by Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd., Citadel Trading Group L.L.C. on January 17, 2006. Pursuant to the Schedule 13G, each reporting person has shared voting and dispositive power over all 1,250,040 common shares. The address for each reporting person is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(7)	Based on the information provided in a Schedule 13G filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. on February 13, 2005. Pursuant to the Schedule 13G, each reporting person reports having sole voting power over 1,290,000 common shares and sole dispostive power over 1,438,000 common shares. The address for each reporting person is 280 Park Avenue, 10th Floor, New York, NY 10017.

(8)	Based on the information provided in a Schedule 13G filed jointly by Morgan Stanley and Morgan Stanley Investment Management Inc., or MSIM, on February 15, 2006. Pursuant to the Schedule 13G, (i) Morgan Stanley reports that, of the aggregate 2,000,000 common shares it beneficially owns, it has sole voting and dispositive power over 1,412,600 common shares, and (ii) MSIM reports that, of the aggregate 1,887,400 common shares it beneficially owns, it has sole voting and dispositive power over 1,344,500 common shares. Morgan Stanley’s address is 1585 Broadway, New York, NY 10036; MSIM’s address is 1221 Avenue of the Americas, New York, NY 10020.

(9)	Based on the information provided in a Schedule 13G filed jointly by Nuveen Asset Management, or NAM, and Nuveen Real Estate Income Fund, or NREIF, on February 13, 2005. Pursuant to the Schedule 13G, (i) NAM reports that, of the 1,995,000 common shares it beneficially owns, it has shared voting and dispositive power over 1,995,000 shares, and (ii) NREIF reports that, of the 1,579,000 common shares it beneficially owns, it has shared voting and dispositive power over 1,579,000 shares. All of the shares reported pursuant to the Schedule 13G are managed by Security Capital Research & Management Incorporated, who is an unaffiliated third-party subadviser to NAM and NREIF. NAM disclaims all beneficial ownership of the common shares managed on its behalf by third parties. The address for each reporting persons is 333 West Wacker Drive, Chicago, IL 60606.

(10)	Based on the information provided in a Schedule 13G filed jointly by Security Capital Research & Management Inc., or Security Research, and Security Capital Preferred Growth Incorporated, or Security Preferred, on December 22, 2005. Pursuant to the Schedule 13G, Security Research and Security Preferred reported that, of the aggregate 3,990,000 shares, (i) Security Research has the sole voting and dispositive power over all 3,990,000 shares, and (ii) Security Preferred has the sole voting and dispositive power over 1,995,000 shares. Additionally, the entities reported that of the aggregate 3,990,000 shares, 1,579,000 are owned by NREIF, a closed-end management investment company under the Investment Company Act of 1940, as amended, that is not affiliated with either Security Capital or Security Research.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These reporting persons are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, trustees and persons who own more than 10% of our common shares complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2005 except for one late filing made by Richard L. Kramer on January 31, 2006 reflecting the purchase by Mr. Richard L. Kramer of 2,700 common shares for his daughter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

Contribution of Interests in Our Initial Ten Properties

Nine Northern Virginia Properties.  In connection with our IPO, our Operating Partnership, in which we held an approximate 88% economic interest as of March 31, 2006, acquired from our predecessor, RKB Washington Property Fund I L.P., or our Predecessor, interests in the nine property entities that our Predecessor owned in Northern Virginia. Pursuant to the contribution agreement with our Predecessor, our Predecessor distributed the consideration it received to its partners, some of which are entities owned or controlled by members of our Board and members of our senior management team, including Messrs. Kramer, Grigg, Keller and Siegel. We assumed or succeeded to all of our Predecessor’s rights, obligations and responsibilities with respect to the property entities contributed to our Operating Partnership.

Pursuant to this contribution agreement:

•	Richard L. Kramer or affiliates received approximately 1,147,112 Operating Partnership units (with a value of approximately $13,765,344, based upon the IPO price of $12.00 per share);

•	Steven A. Grigg or affiliates received approximately 319,362 Operating Partnership units (with a value of approximately $3,832,344, based upon the IPO price of $12.00 per share);

•	Mark R. Keller or affiliates received approximately 216,556 Operating Partnership units (with a value of approximately $2,598,672, based upon the IPO price of $12.00 per share); and

•	Gary R. Siegel or affiliates (including certain trusts for the benefit of Mr. Richard L. Kramer’s affiliates for which Mr. Siegel acts as trustee and over which Mr. Siegel disclaims any beneficial ownership) received approximately 659,833 Operating Partnership units (with a value of approximately $7,917,996, based upon the IPO price of $12.00 per share).

Republic Building.  In connection with our IPO, our Operating Partnership acquired from the investors in RPT 1425 Investors L.P., or RPT 1425, interests in the property entity that owns the Republic Building pursuant to a contribution agreement with the RPT 1425. In exchange for the contribution of the property interests to our Operating Partnership, the partners of RPT 1425 received consideration in the aggregate amount of $18 million, of which the foreign partners of RPT 1425 received, based on a previous election made by each such partner, either: (1) a specified number of REIT shares, or (2) a specified number of REIT shares or cash, and the domestic partners of RPT 1425 received a specified number of Operating Partnership units.

In connection with this contribution agreement:

•	Richard L. Kramer or affiliates received approximately 200,916 Operating Partnership units (with a value of approximately $2,410,992, based upon the IPO price of $12.00 per share);

•	Steven A. Grigg or affiliates received approximately 1,785 Operating Partnership units (with a value of approximately $21,420, based upon the IPO price of $12.00 per share);

•	Mark R. Keller or affiliates received approximately 5,625 Operating Partnership units (with a value of approximately $67,500, based upon the IPO price of $12.00 per share); and

•	Gary R. Siegel or affiliates (including certain trusts for the benefit of Mr. Richard L. Kramer’s affiliates for which Mr. Siegel acts as trustee and over which Mr. Siegel disclaims any beneficial ownership) received approximately 21,924 Operating Partnership units (with a value of approximately $263,088, based upon the IPO price of $12.00 per share).

Determination of Purchase Price for Certain Properties.  In determining the number of Operating Partnership units, common shares and cash we issued in connection with these contributions, we valued the assets being contributed by taking into account the value of the properties in the aggregate and the amount of the related debt and other liabilities of the Predecessor and RPT 1425 outstanding immediately prior to the completion of our IPO. The factors we considered in valuing the properties included an analysis of market sales comparables, market capitalization rates for other office and office-oriented mixed-use properties and general market conditions for such properties.

Of the properties contributed by the Predecessor, three of those properties were acquired by the Predecessor during the two years prior to September 2005, the month in which the Predecessor agreed to contribute the properties. The Republic Building was also acquired by RPT 1425 less than two years prior to September 2005, the month in which the Predecessor agreed to contribute the properties. The purchase price paid by the contributors for these properties are set forth below:

Property	Purchase Price

Campus at Dulles Technology Center	$61,161,000
Corporate Oaks	$10,438,000
Presidents Park	$115,393,000
The Republic Building	$149,700,000

As of December 20, 2005, the aggregate depreciation claimed by our Predecessor for federal income tax purposes for its interests in the nine properties is $17.0 million, and the aggregate depreciation claimed by RPT 1425 for federal income taxes for its interest in the Republic Building is $0.0 million.

Option Properties

Simultaneously with the completion of our IPO and the related formation transactions, we entered into agreements with entities in which Messrs. Richard L. Kramer, Grigg and Keller and their affiliates have ownership interests that grant us options to acquire The Portals III and Republic Square I and II. The Portals III and Republic Square I are under construction and Republic Square II is an undeveloped parcel of land. The purchase price for these three properties, if we exercise our option, is payable in primarily Operating Partnership units, as well as the assumption (or discharge if such assumption is not permitted by the lender) of indebtedness. In connection with any exercise of our options to purchase these properties, Messrs Richard L. Kramer, Grigg, Keller and their affiliates and Republic Properties Corporation will receive consideration only in the form of Operating Partnership units. Each of Messrs. Kramer, Grigg and Keller will benefit from any decision by us to exercise our option.

Additionally, we have agreed that if we exercise the option with respect to a property and dispose of an interest in that property in a taxable transaction within ten years of our exercise of the option to acquire that property, we will indemnify the direct and indirect owners (including Messrs. Richard L. Kramer, Grigg, Keller and their affiliates) for their tax liabilities attributable to the built-in gain that exists with respect to such property interest as of the time of the exercise of the option (as well as the tax liabilities incurred as a result of the reimbursement payment). Although it may be in our shareholders’ best interest that we sell a property, it may be economically prohibitive for us to do so because of these obligations.

Contribution of Management and Development Services by Republic Properties Corporation

Pursuant to separate contribution agreements and in connection with our IPO, our Operating Partnership received a contribution of interests in certain assets of the management, leasing and real estate development operations of Republic Properties Corporation, a corporation that is 85% owned by Mr. Richard L. Kramer and 15% owned by Mr. Grigg. These assets include the right to provide management services to the 10 commercial office properties that we own, development services rights in connection with providing fee-based development services to the City of West Palm Beach, Florida, and development and management services rights with respect to certain development projects in Washington, D.C. known as Republic Square I and Republic Square II.

With the exception of the agreement to provide development and management services with respect to Republic Square II, Republic Properties Corporation received an aggregate of 415,210 Operating Partnership units for the contribution of the assets described above. Republic Properties Corporation did not receive any consideration for its contribution of the rights related to Republic Square II.

Outsourcing of Management and Development Services for The Portals

Messrs. Kramer and Grigg and Republic Properties Corporation are general partners of Portals Development Associates Limited Partnership, or PDA, and historically received fees from PDA in connection with providing management and development services to The Portals I, The Portals II, The Portals III, The Portals IV and The Portals V, or The Portals Properties. Messrs. Kramer and Grigg continue to receive these fees. The terms of the PDA partnership agreement provide that any fee amounts earned but unpaid are accumulated as internal preferences with respect to future partnership distributions. Upon completion of our IPO, we entered into agreements with Messrs. Kramer and Grigg and Republic Properties Corporation whereby Republic Property TRS, LLC, a taxable REIT subsidiary of ours, provide on an outsource basis:

•	management services to Republic Properties Corporation in connection with its management of The Portals I and II, in exchange for a fee equal to 1.0% of the gross revenues of each property and a payment to cover the cost of the corporate and property labor and overhead for providing those services;

•	development services to The Portals III, in exchange for a fee equal to 3.0% of the remaining development costs, which are defined as net of land acquisition, interest and loan expenses, and cash concessions to tenants;

•	development services to The Portals IV and V, in exchange for a fee equal to 3.0% of the development costs, which are defined as net of land acquisition, interest and loan expenses, and cash concessions to tenants;

•	management services to The Portals III, IV and V when completed, and in the case of The Portals III in advance of any exercise by us of our option to acquire The Portals III in exchange for a fee equal to 1.0% of the gross revenues of each property and a payment to cover the cost of the corporate and property labor and overhead for providing those services; and

•	certain asset management services to PDA, including, but not limited to, the arrangement of financing and the administration of loans, the oversight of partnership books and records, the preparation of quarterly distributions, certain accounting, bookkeeping and other administrative services with respect to The Portals Properties, and the preparation of documents in connection with the annual audit and tax return of PDA in exchange for an annual payment of $1.1 million.

Republic Properties Corporation and Messrs. Kramer and Grigg received an aggregate of 66,982 Operating Partnership units as consideration for the contribution of their right to provide development and management services to The Portals III. Of these 66,982 Operating Partnership units, Republic Properties Corporation and Messrs. Kramer and Grigg received 22,327, 37,957 and 6,698 Operating Partnership units, respectively. Republic Properties Corporation and Messrs. Kramer and Grigg did not receive any consideration for the contribution of the rights to provide development and management services to The Portals I, II, IV and V, or the engagement of the Operating Partnership to provide corporate and administrative services to PDA.

We believe the fees described above are at competitive market rates for providing management and development services in the office sector generally. These fees are payable to us on a monthly basis. These fees represent only a portion of (and will be payable out of) the management and development fees that continue to be payable to Messrs. Kramer and Grigg and Republic Properties Corporation within PDA, which include, among other items:

•	A development fee equal to 5% of all development costs;

•	A construction management fee equal to 5% of all direct costs of construction (of which 1/8th is payable to East Coast Development Corporation, the unaffiliated general partner of PDA);

•	A management fee equal to 5% of gross rental receipts; and

•	A leasing fee equal to 3% of the gross rental receipts, which may be reduced by up to 2.0% to the extent unaffiliated brokers or leasing agents are engaged to perform leasing services.

The aforesaid fees payable to Messrs. Kramer and Grigg and Republic Properties Corporation (out of which a portion which is payable to us) are payable only out of net cash flow and net refinancing and sale proceeds realized by PDA that are available for distribution. The portion of the fees payable to us will be paid on a priority basis prior to payment of the remaining balance of such fees to Messrs. Kramer and Grigg and Republic Properties Corporation.

Messrs. Kramer and Grigg and Republic Properties Corporation, collectively, earned approximately $4.0 million in aggregate fees from PDA for management and development services provided to The Portals I, II and III during the fiscal year ended December 31, 2005.

Employment and Non-competition Agreements

In connection with our IPO, we entered into employment and non-competition agreements with Messrs. Keller, Grigg, Siegel and Green., which is discussed above in “Executive Officers and Executive Compensation Matters — Executive Compensation — Employment and Non-competition Agreements”.

Restricted Shares

In connection with our IPO, we granted an aggregate of 243,915 restricted common shares to certain of our trustees, executive officers and other employees. In January 2006, we granted 4,340 restricted common shares to Ronald J. Kramer in connection with his appointment to the Board. All of these restricted shares vested immediately but may not be directly or indirectly offered, pledged, sold, transferred or otherwise disposed of other than permitted transfers, prior to July 1, 2007. We also granted to these individuals a cash award in the aggregate amount of $2.64 million to reimburse them for taxes incurred in connection with the receipt of the restricted common shares.

Excluded Assets

In addition to their interests in the assets contributed to us as part of the formation transactions, Messrs. Richard L. Kramer, Grigg, Keller and Siegel have substantial outside business interests in properties that were not contributed to us in connection with our IPO. These outside business interests and properties may give rise to various conflicts of interests, including competing to provide various real estate services, obtaining tenants or acquiring office properties.

Republic Properties Corporation

Republic Properties Corporation is a private real estate development, redevelopment and management company founded by Messrs. Richard L. Kramer and Grigg. Prior to our IPO, Mr. Richard L. Kramer served as chairman of the board and Messrs. Grigg and Keller have served as president and chief executive officer, and managing director, respectively, of Republic Properties Corporation. As part of the formation transactions, Messrs. Grigg and Keller terminated their employment with Republic Properties Corporation. Messrs. Richard L. Kramer and Grigg, however, continue to control Republic Properties Corporation in their capacity as owners of the entity. Republic Properties Corporation continues to maintain its general partner interest in PDA and its indirect ownership interest in Republic Square I and II. In addition to Messrs. Richard L. Kramer and Grigg, Mr. Keller has an indirect ownership interest in Republic Square I and II. PDA is an entity that owns an approximate 50% limited and general partnership interest in Parcel 49B Limited Partnership, owner of The Portals I, and an approximate 50% limited and general partnership interest in Parcel 49C Limited Partnership, owner of The Portals II. PDA is one of two general partners of each of these partnerships. PDA also owns a 100% interest in The Portals III, IV and V. Other general partners in PDA are Messrs. Grigg and Kramer and

Eastcoast Development Corporation, which owns an approximate 8% general partner interest. The Portals III and Republic Square I and II are properties which we have an option to acquire and for which we will provide management and development services.

Other than its ownership interests in PDA and Republic Square I and II, Republic Properties Corporation does not have interests in office or office-oriented mixed-use projects. The operations of Republic Properties Corporation continue to include the development and management of residential development and management projects.

Republic Land Development LLC

Republic Land is principally engaged in the acquisition, entitlement and development of land for planned mixed-use communities, retail and condominium developments throughout the United States. Republic Land is owned and controlled by Mr. Richard L. Kramer, together with David L. Peter, its President and Chief Executive Officer, who principally manages all aspects of the business and who is the principal managing member of each of its affiliates. Mr. Richard L. Kramer owns 90% of Republic Land, and Mr. Peter owns the remaining 10% interest. While Messrs. Grigg and Keller have no ownership in, or management control over, Republic Land, they have, and may have in the future, ownership interests in certain ongoing projects which Republic Land is managing. In addition, certain members of our senior management, including Messrs. Azaroff, Cole, Pieruccini, Green and Siegel have, or may have in the future, similar ownership interests. We do not believe these ownership interests will conflict with, or cause these individuals to devote time to matters unrelated to, our business objectives.

Market Square

Market Square, a two building mixed-use office, residential and retail project located in the District of Columbia, is owned by Avenue Associates Limited Partnership, or Avenue Associates. Messrs. Richard L. Kramer and Grigg have ownership interests in Western Associates Limited Associates, or Western Associates, which owns a 30% ownership interest in Avenue Associates. Mr. Richard L. Kramer has an approximate 1% general partnership interest and Mr. Grigg has an approximate 3.8% general partnership interest in Western Associates.

Portals Development Associates Limited Partnership

Messrs. Kramer and Grigg each have substantial ownership interests and serve as general partners in PDA. Further, Messrs. Kramer, Grigg and Keller together with affiliates thereof, also have additional beneficial ownership interests in PDA. PDA has substantial ownership interests in The Portals Properties. Pursuant to outsourcing arrangements with Messrs. Kramer and Grigg and Republic Properties Corporation, as discussed above, we have the right to provide management and development services for these properties. We did not acquire these properties, or any interests therein, however, as part of the formation transactions, nor do we have an option to purchase any of these properties other than The Portals III. Messrs. Kramer and Grigg will devote time to matters related to these properties consistent with past practices.

Messrs. Kramer and Grigg’s outside business interests do not include interests in office or office-oriented mixed-use properties other than as described above. Additionally, Messrs. Kramer and Grigg have each agreed not to directly or indirectly compete with us, subject to certain limited exceptions.

Office Space at The Portals I

Immediately prior to completing of our IPO, we entered into an annual lease for 1,770 square feet of office space at The Portals I. The lease requires monthly payments of $6,638. The Portals I is owned by entities in which Messrs. Kramer, Grigg and Siegel have approximate 6.5%, 5.7% and 15.1% indirect ownership interests, respectively. The ownership interests attributable to Mr. Siegel primarily consist of certain trusts for the benefit of Mr. Richard L. Kramer’s affiliates for which Mr. Siegel acts as trustee and over which Mr. Siegel disclaims any beneficial ownership.

Fee to Assist Portals Refinancing

On March 13, 2006, Republic Property TRS, LLC, or TRS, our indirectly owned taxable REIT subsidiary, executed a Letter Agreement with Parcel 47D LLC and Portals Interests LLC, pursuant to which TRS will provide additional services in connection with the recapitalization and extension of the construction loans for The Portals Phase III. Parcel 47D LLC and Portals Interests LLC seek to recapitalize the existing construction loan and credit line that are currently being used to develop and construct Portals III. If TRS is able to assist in closing a new construction loan (the proceeds of which to be used to repay all amounts outstanding under the current construction loan and credit line and related exit fees, prepayment premiums and transaction costs), TRS will be entitled to a fee of one-half percent (0.5%) of the aggregate principal face amount of the new loan, subject to a maximum fee of $600,000. The Letter Agreement terminates on May 31, 2006, unless extended in writing by the parties.

Parcel 47D LLC is a wholly owned, single purpose entity established by PDA to develop and own Portals III. Portals Interests LLC is a wholly owned, single purpose entity established by PDA to facilitate the credit line used to fund the costs of development and construction of Portals III. Messrs. Richard L. Kramer, Grigg and Republic Properties Corporation are each general partners of PDA. Messrs. Kramer, Grigg and Keller together with affiliates thereof, also have additional beneficial ownership interests in PDA.

Partnership Agreement

Concurrently with the completion of our IPO, we entered into an amended and restated partnership agreement with the various limited partners in our Operating Partnership. We are the sole general partner of the Operating Partnership. As of March 31, 2006, we owned approximately 88% of the economic interests of our Operating Partnership. As of March 31, 2006, Messrs. Richard L. Kramer, Grigg, Keller and Siegel, or entities controlled by them, owned approximately 10.7% of our Operating Partnership’s limited partnership interests.

Legal Services Provided by Glazer & Siegel, PLLC

Prior to the completion of our IPO, Gary R. Siegel, our Chief Operating Officer and General Counsel, was the Managing Member and an equity owner of the law firm of Glazer & Siegel, PLLC (currently known as Glazer, Winston, Honigman & Ellick PLLC, or GWHE). During the 12-month periods ended December 31, 2005, 2004, and 2003, Glazer & Siegel, PLLC received fees and reimbursements from our Predecessor and its subsidiaries in the approximate amounts of $343,000, $51,000 and $51,000, respectively, for legal services provided to such entities. On December 31, 2005, Mr. Siegel terminated his active involvement in Glazer & Siegel, PLLC and no longer is entitled to participate in any fees earned by GWHE after December 31, 2005. Nevertheless, he is holding an Of Counsel position with GWHE for a period of time necessary to facilitate an orderly transition and winding up of his affairs with GWHE. Further, he will continue to receive distributions from GWHE from time to time attributable to the liquidation of his equity interests.

Additionally, Mr. Siegel has been, and continues to be, a trustee of various trusts for the benefit of family members of Richard L. Kramer, the Chairman of our Board. As a result of these activities, he also has been, and continues to be, a manager of various Richard L. Kramer family investment entities in which one or more of the trusts is an equity owner and/or lender. These trusts and entities own equity interests, directly or indirectly, in various outside real estate activities in which Mr. Richard L. Kramer is and will continue to be involved. In his capacity as a trustee or manager of these trusts and family investment entities (or otherwise), however, Mr. Siegel is not involved in the day-to-day management activities of these ongoing real estate projects nor will his ongoing fiduciary responsibilities materially interfere with Mr. Siegel’s duties to us. Glazer & Siegel, PLLC, has earned, and GWHE may continue to earn, professional fees from these various trusts and family investment entities (which are included among the fees and reimbursements described above), and Mr. Siegel is entitled to earn and receive trustee and asset management fees and related reimbursements in connection with the performance of such services to the various Richard L. Kramer family trusts and Richard L. Kramer family investment entities.

Glazer & Siegel, PLLC has also provided legal services to Mr. Richard L. Kramer and his affiliates in the past (including legal services to our Predecessor and its subsidiaries, the various Kramer family trusts and the various Kramer family investment entities described above). Mr. Siegel no longer provides such legal services to Mr. Richard L. Kramer and his affiliates nor does Mr. Siegel participate in any fees which may be earned by GWHE, in connection with legal services that the firm may provide to Mr. Richard L. Kramer or his affiliates in the future.

Our Procedures with Respect to Related Party Transactions

Amendments or Modifications to Formation Transaction Agreements

Each of our management, development services and option agreements with Messrs. Kramer and Grigg and Republic Properties Corporation described above requires any amendments or modifications to the terms of each particular agreement to be approved by at least a majority of the independent members of our Board of Trustees. Further, we are prohibited under the terms of these agreements from providing financial support of any type, including equity, debt or any other type of financing, to Messrs. Kramer or Grigg or Republic Properties Corporation (or any subsidiary or affiliate thereof), as the case may be, in connection with these agreements. We have implemented these additional contractual obligations and policies in order to ensure the implementation of a rigorous and comprehensive process for the review and evaluation by the independent members of our Board of Trustees of the related party nature of these agreements and believe these added protections provide us and our shareholders with additional safeguards to ensure fair and reasonable arrangements with entities, such as Republic Properties Corporation, controlled by Messrs. Kramer and Grigg. Additionally, in connection with the formation transactions described above, our Board adopted a policy with respect to interested trustee and officer transactions, which provides, among other things, that we will not provide financial support of any type to Messrs. Kramer or Grigg or Republic Properties Corporation (or any subsidiary or affiliate thereof) in connection with the management, development services and option agreements described above.

Interested Trustee and Officer Transactions

We have adopted a Code of Business Conduct and Ethics that generally prohibit conflicts of interest between our trustees, officers and employees on the one hand, and us on the other hand. Any contract or transaction between us, our Operating Partnership or any of our subsidiaries, on the one hand, and any of our trustees or executive officers or any entity in which such trustee or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested trustees. Further, our Corporate Governance Guidelines also require each of our trustees to notify us of any transaction in which any of our trustees or any immediate family member of such trustee has a personal or financial interest (direct or indirect) or may otherwise have a potential conflict of interest in order to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Our Board of Trustees will determine whether such trustee has a material personal or financial interest in a transaction or arrangement on a case-by-case basis, but such trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we will be required to disclose the transaction or arrangement in our annual proxy statement to our shareholders or our annual report. Such interested trustee will not participate in any discussion of our Board of Trustees regarding the matter in which such trustee has an interest. Where appropriate, in the judgment of the disinterested trustees, our Board of Trustees may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our Board of Trustees has no obligation to do so.

Any waiver of our conflicts of interest policy for executive officers and trustees must be made by our Board of Trustees or a committee thereof. We will disclose waivers of our conflicts of interest policy in accordance with law or regulations of the SEC and the NYSE.

Additionally, as discussed above, we have instituted several additional safeguards in connection with the management, development services and option agreements we will enter into with Messrs. Kramer and Grigg and Republic Properties Corporation.

OTHER MATTERS

Annual Report on Form 10-K

We have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to shareholders for the fiscal year ended December 31, 2005, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made. This annual report will be available on our website at www.rpbtrust.com under “Investor Relations — SEC Filings”.

Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 that we filed with the SEC. You should make your request in writing to:

Republic Property Trust
Attention: Investor Relations
1280 Maryland Avenue, S.W.
Washington, D.C. 20024

Other Matters to Come Before the 2006 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2007 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 30, 2006.

Any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of the company upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2007 annual meeting must be received no earlier than December 29, 2006 and no later than January 28, 2007.

*  *  *  *

By Order of the Board of Trustees

Name: Gary R. Siegel

Title:	Secretary
Washington, D.C.
April 28, 2006

Exhibit A

Republic Property Trust
Charter of the

Audit Committee

I.	Purpose

The principal purposes of the Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of Republic Property Trust (the “Company”) are to (A) assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function and independent auditors, and (B) prepare an audit committee report as required by the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	Composition and Qualification

The Committee shall be comprised of at least three (3) members of the Board, one of whom shall serve as Chairman of the Committee. The Chairman and all other members of the Committee shall meet the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules and regulations of the Commission, all as in effect from time to time, including, without limitation, Section 303A of the NYSE’s Listed Company Manual and Rule 10A-3 of the Exchange Act. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission. Because of the Committee’s demanding role and responsibilities, and the time commitment of each attendant to Committee membership, no member of the Committee, including the Chairman, shall serve on the audit committee of more than three (3) public companies at any one time, including the Committee.

To ensure independence and to otherwise avoid any potential conflicts of interest, members of the Committee may not (other than fees and equity received as compensation for serving as a trustee) accept or receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or be an affiliated person of the Company or any of its subsidiaries. Because of the significantly greater time commitment of Committee members and in consideration thereof, the Board recognizes that it may be appropriate for members of the Committee to receive reasonable compensation greater than that paid to other members of the Board.

The Chairman and other members of the Committee shall be appointed by the Board, subject to satisfying the standards set forth above. Committee members may be removed by the Board, with or without cause. Any member of the Committee may resign at any time by giving written notice of his or her resignation to the Board.

III.	Meetings

The Committee shall meet at least quarterly, or more frequently as the Committee or the Board deems necessary or appropriate. The Chairman of the Committee may call special meetings of the Committee as necessary.

IV.	Goals, Authority, Responsibilities and Duties

General

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm employed by the Company (including the resolution of disputes between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm shall report directly to the Committee. In the performance of its duties, the Committee shall meet separately and periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors.

In addition, the Committee shall:

Financial Statement and Disclosure Matters

1. Review and discuss the quarterly unaudited and/or annual audited financial statements with management and the Company’s independent auditors, including the results of the independent auditor’s review of the financial statements, prior to the Company’s issuing its quarterly and year-end earnings release and filing its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable.

Matters that will be reviewed and discussed include:

•	The Company’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

•	In general, the type and presentation of information to be included in earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as review of any financial information and earnings guidance provided to analysts and rating agencies.

2. Determine whether to recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

3. Discuss with management policies with respect to risk assessment and risk management, particularly the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review and evaluate the Company’s processes and policies for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. As part of this process, the Committee should discuss guidelines and policies to govern the process by which this is handled.

4. Review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management, and management’s response. Such review should include:

(a) any accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise);

(b) any communications between the independent auditor and its national office respecting auditing or accounting issues presented by the engagement;

(c) any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company; and

(d) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

5. Review the following matters with the independent auditor (such matters shall be timely reported to the Committee by the independent auditor):

(a) All critical accounting policies and practices to be used;

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the preferred treatment of the auditor; and

(c) Other material written communications between the auditor and management, including any management letter or schedule of unadjusted differences.

6. Meet with the officers certifying the Company’s periodic reports pursuant to Section 302 of the Sarbanes-Oxley Act, and any other officers that the Committee deems necessary or appropriate, to:

•	discuss whether there are any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information;

•	discuss whether there has been any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting;

•	discuss whether any changes in the Company’s internal control over financial reporting occurred during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, and whether any corrective actions were taken with regard to significant deficiencies or material weaknesses in the Company’s internal control over financial reporting; and

•	obtain assurance that the disclosure controls and procedures have been adhered to for the relevant quarter.

7. Review and assess on at least an annual basis the Company’s disclosure controls, policies and procedures.

Oversight of the Company’s Relationship With the Independent Auditor

8. Be directly responsible and have the sole authority to appoint, compensate, retain, evaluate and terminate the independent auditors to be retained by the Company and to pre-approve all audit services, including the compensation of the independent auditors and all audit engagement fees and terms. The Committee may consult with management but shall not delegate these responsibilities to management. The Committee should meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

9. Have the sole authority to, and shall, review and pre-approve, either pursuant to the Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company that is not prohibited by law or other applicable regulations. The Committee shall have the ability to delegate the authority to pre-approve non-audit services to one (1) or more designated members of the Committee. If such authority is delegated, the delegated member(s) of the Committee shall report to the full Committee, at the next Committee meeting, all items pre-approved by the designated member(s).

10. Receive and review periodic reports, at least annually, prepared by the independent auditors regarding:

(a) the auditors’ internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and

(c) the auditor’s independence and all relationships between the independent auditor and the Company.

11. Request that the Company’s independent auditor annually submit to the Committee a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditor: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

12. Discuss the reports described in paragraph 10 above with the auditor, and take appropriate action on any disclosed relationship to satisfy itself of the auditor’s independence. As part of this process, the Committee should evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence (and taking into account the opinions of management). The Committee also should receive, annually, a letter of independence from the independent auditor. The Committee shall present its conclusions to the Board.

13. Review and evaluate the experience and qualifications of the senior members (including the lead partner) of the independent auditor team and the performance of the independent auditor (which firm ultimately is accountable to the Committee and the Board).

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

15. Request a representation letter from the Company’s independent auditor prior to the commencement of the audit engagement confirming that (i) the lead (or coordinating) audit partner and the reviewing audit partner have not performed audit services for the Company for more than five (5) consecutive years, and (ii) if either of such persons performed audit services for the Company for five (5) consecutive years, the last year of such period was more than five (5) years ago.

16. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

17. Request evidence from the independent auditors confirming that such firm is registered with the Public Company Accounting Oversight Board.

Oversight of the Company’s Internal Controls Over Financial Reporting

18. Review and approve the audit plan and scope of work to be performed by the internal auditor.

19. Review periodically the scope, responsibilities, budget and staffing of the internal audit function.

20. Review and assess the adequacy and effectiveness of the Company’s internal control over financial reporting with management, the internal auditor and the independent auditor.

21. Review management’s annual report on internal control over financial reporting prior to the Company’s inclusion of such annual report in the Company’s Annual Report on Form 10-K.

22. Review the independent auditor’s attestation report regarding management’s assessment of the Company’s internal control over financial reporting prior to the inclusion of such attestation report in the Company’s Annual Report on Form 10-K.

23. Review and assess any reports to management prepared by the internal auditor and management’s response thereto, if any.

24. Review with management any changes in the Company’s internal control over financial reporting that occurred during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

25. Review any significant deficiencies or material weaknesses identified in the Company’s internal control over financial reporting, and any special steps taken as a result thereof.

26. Hire and terminate (in its sole discretion) the employment of the internal auditor, which such auditor shall manage the Company’s internal audit function and report directly to the Committee (except with respect to administrative items, in which case the internal auditor shall report to the Chief Financial Officer). The Committee shall also discuss with the internal auditor, at least annually, the responsibilities, budget and staffing of the Company’s internal audit function.

Compliance Oversight Responsibilities

27. Review with the Company’s General Counsel (or, in the absence of such officer, other legal counsel of the Company) legal matters that have been brought to the Committee’s attention, or matters that have been brought to the General Counsel’s attention, that may have a material impact on the Company’s financial statements or the Company’s compliance policies and internal controls, as well as any material reports or inquiries received from regulatory bodies.

28. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

29. Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

30. Establish and periodically review procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

31. Review and assess on at least an annual basis the Company’s hiring policies with regard to employees or former employees of the independent auditor.

32. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

The responsibilities and duties set forth herein are the sole responsibility of the Committee and may not be allocated to a different committee.

V.	Additional Powers

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

The Committee shall have the authority to form, and delegate to, one or more subcommittees as it deems necessary or appropriate.

The Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain and engage advisers for advice and assistance, including any independent accounting or legal counsel, and shall have the sole authority to approve the advisers’ fees and other retention terms.

The Committee shall advise the Company of the funding requirements necessary to pay (i) the auditors for the purpose of rendering the audit report or performing other audit, review or attest services, (ii) any other advisers employed by the audit committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

VI.	Reports to Shareholders and Board

The Committee shall prepare the report of the Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Commission.

The Committee shall regularly report to the Board regarding the status and disposition of the above matters. In particular, the Committee should discuss with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

VII.	Annual Committee Review and Self-Evaluation

The Committee shall conduct an annual review and self-evaluation to determine whether it is functioning effectively and report on such review and evaluation to the Board. The Committee shall annually review and reassess the adequacy of (i) its Audit and Non-Audit Services Pre-Approval Policy, (ii) the Company’s Policy regarding Employment Relationships with Independent Auditor and (iii) this Charter and recommend any proposed changes to this Charter to the Board for approval.

VIII.	Disclosure

This Charter shall be posted on the Company’s website.

IX.	Relationship with Auditors and Board

The Company’s independent auditors are ultimately accountable to the Board and to the Committee, as representatives of the shareholders of the Company.

While the Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or other applicable rules and regulations. The planning and conduct of the audit is the responsibility of the independent auditor and the financial statements are the responsibility of management.

Effective Date: December 14, 2005

REPUBLIC PROPERTY TRUST
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ■

[	]
The Board of Trustees unanimously recommends a vote “FOR” the proposals set forth in (1) and (2) below.

1.	Election of seven nominees to the Board of Trustees to				2.	Approval and ratification of the Trustees’ appointment	For	Against	Abstain
	serve terms of one year or until their successors are elected:	For All ☐	Withhold All ☐	For All Except ☐		of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐
Nominees: 01-John S. Chalsty, 02-Steven A. Grigg, 03-Mark R. Keller, 04-Richard L. Kramer, 05-Ronald J. Kramer, 06-Gregory H. Leisch and 07-Ronald D. Paul (INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and strike a line through the nominee’s name.)
							Yes	No
					Please indicate if you plan to attend this meeting		☐	☐
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of shareholders, the proxy statement with respect thereto and our 2005 annual report to shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Dated: ______________________________________, 2006

(Signature)

(Signature)

Please sign exactly as name appears on stock certificate(s). Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person. If stock is registered in two names, both should sign.

     FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
7203—Republic Property Trust

PROXY	PROXY
REPUBLIC PROPERTY TRUST
1280 Maryland Avenue, S.W.
Washington, D.C. 20024
Proxy Card for Annual Meeting of Shareholders to be held on June 14, 2006
This Proxy is solicited on behalf of the Board of Trustees of the Company.
          The undersigned hereby appoints Mark R. Keller and Gary R. Siegel, or either of them, with full power of substitution, as proxies to vote all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Mandarin Oriental Hotel, 1330 Maryland Avenue, SW, Washington, D.C., on Wednesday, June 14, 2006, at 9:00 a.m. eastern daylight time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:
          This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” election of all nominees as Trustees of the Company, “FOR” approval and ratification of the appointment of the independent registered public accounting firm, and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or an adjournment thereof.
(Continued and to be signed on reverse side.)
     FOLD AND DETACH HERE
7203—Republic Property Trust